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EXHIBIT 10.4  Franchise Agreement between Kalaha Franchise Corp. and GFY, Inc.



                               FRANCHISE AGREEMENT

                                     BETWEEN

                             KAHALA FRANCHISE CORP.

                                      And
                                      ---

                       GFY, INC., AN ILLINOIS CORPORATION

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ARTICLE 1. GRANT OF FRANCHISE TERRITORY ......................................2
     1.1 FRANCHISE GRANT .....................................................2
     1.2 EXCLUSIVE TERRITORY .................................................3
     1.3 FRANCHISEE REPRESENTATIONS ..........................................3
     1.4 TERM OF AGREEMENT ...................................................4

ARTICLE 2. SITE SELECTION AND FRANCHISE DEVELOPMENT ..........................4
     2.1 SITE SELECTION PROCEDURES............................................4
     2.2 LEASE AND PURCHASE APPROVAL..........................................4
     2.3 CONSTRUCTION.........................................................4
     2.4 SIGNAGE..............................................................6
     2.5 RELOCATION...........................................................6
     2.6 RESTRICTED USE OF RESTAURANT SITE....................................6

ARTICLE 3. OPERATIONS ........................................................6
     3.1 COMMENCING OPERATIONS ...............................................6
     3.2 SUPPLIES AND PROMOTIONAL MATERIALS; ROLL-OUTS .......................7
     3.3 EQUIPMENT ...........................................................7
     3.4 INTERNET SITE HOSTING ...............................................7

ARTICLE 4. TRAINING, ASSISTANCE AND START-UP MATERIALS .......................8
     4.1 INITIAL TRAINING PROGRAM ............................................8
     4.2 EMPLOYEE TRAINING ...................................................8
     4.3 ADDITIONAL PROGRAMS; CONTINUING ASSISTANCE ..........................9
     4.4 CONFIDENTIAL OPERATIONS MANUALS .....................................9
     4.5 COMPUTER SYSTEMS; DEBIT AND CREDIT CARD PROCESSING .................10

ARTICLE 5. FEES AND DEPOSITS ................................................10
     5.1 INITIAL FRANCHISE FEE...............................................11
     5.2 ROYALTY FEE.........................................................11
     5.3 ADVERTISING FEES....................................................11
     5.4 DEPOSITORY ACCOUNT..................................................12
     5.5 LEASE GUARANTEE FEE.................................................13
     5.6 LEASE NEGOTIATION FEE...............................................13
     5.7 ADDITIONAL TRAINING FEE.............................................13
     5.8 RENEWAL FEE.........................................................13

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     5.9 TRANSFER FEE .......................................................14
     5.10 TRAINING FEE ......................................................14
     5.11 LATE REPORT, NON-SUFFICIENT FUNDS AND DEFAULT FEES ................14
     5.12 AUDIT FEES ........................................................14
     5.13 NO ACCORD OR SATISFACTION .........................................15

ARTICLE 6. PROPRIETARY MARKS ................................................15
     6.1 OWNERSHIP AND RIGHT TO USE .........................................15
     6.2 COVENANTS OF FRANCHISE OWNERS ......................................15
     6.3 LIMITATIONS ON FRANCHISE OWNER'S USE OF PROPRIETARY MARKS ..........16
     6.4 NON-EXCLUSIVE LICENSE OF PROPRIETARY MARKS .........................17
     6.5 NOTIFICATION OF INFRINGEMENT AND CLAIMS ............................17

ARTICLE 7. TRADE SECRETS AND PROPRIETARY INFORMATION ........................17
     7.1 OWNERSHIP AND USE ..................................................17
     7.2 CONFIDENTIALITY AGREEMENT ..........................................18

ARTICLE 8. RELATIONSHIP OF THE PARTIES AND INDEMNIFICATION ..................18
     8.1 RELATIONSHIP OF THE PARTIES ........................................18
     8.2 INDEMNIFICATION OF FRANCHISOR ......................................18
     8.3 INDEMNIFICATION OF FRANCHISEE ......................................19
     8.4 SURVIVAL ...........................................................19

ARTICLE 9. OPERATING STANDARDS AND DUTIES OF FRANCHISE OWNER ................19
     9.1 GENERAL OPERATING STANDARDS AND COMPLIANCE WITH OPERATIONS
           MANUALS ..........................................................19
     9.2 AUTHORIZED PRODUCTS AND SERVICES ...................................19
     9.3 SPECIFICATIONS AND STANDARDS FOR SUPPLIES; APPROVED SUPPLIERS;
           ROLL-OUTS ........................................................20
     9.4 COMPLIANCE WITH LEGAL REQUIREMENTS AND GOOD BUSINESS PRACTICES .....21
     9.5 MAINTENANCE OF INSURANCE ...........................................21
     9.6 MANAGEMENT OF THE FRANCHISED BUSINESS ..............................22
     9.7 CONFLICTING AND COMPETING INTERESTS ................................22
     9.8 INSPECTIONS BY FRANCHISOR ..........................................22
     9.9 SHAREHOLDER GUARANTY ...............................................23
     9.10 OWNERSHIP REPORTS .................................................23

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ARTICLE 10. ADVERTISING AND PROMOTION .......................................23
     10.1 ADVERTISING BY FRANCHISOR .........................................23
     10.2 ADVERTISING BY FRANCHISEE .........................................24

ARTICLE 11. ACCOUNTING PROCEDURES AND REPORTS ...............................24
     11.1 MAINTENANCE OF RECORDS ............................................24
     11.2 AUDIT BY FRANCHISOR ...............................................26
     11.3 OWNERSHIP INFORMATION .............................................26

ARTICLE 12. ASSIGNMENT, SALE OR TRANSFER ....................................27
     12.1 PRIOR CONSENT OF FRANCHISOR TO ASSIGNMENT .........................27
     12.2 ADVANCE NOTICE OF PROPOSED TERMS AND RIGHT OF FIRST REFUSAL .......27
     12.3 REQUIREMENT FOR CONSENT TO TRANSFER ...............................28
     12.4 DEATH OR INCAPACITY OF FRANCHISEE .................................29
     12.5 ASSIGNMENT BY FRANCHISOR ..........................................29
     12.6 RESTRICTIONS ON SECURITY INTERESTS AND SUBFRANCHISING .............30

ARTICLE 13. RENEWAL OF FRANCHISE ............................................30

ARTICLE 14. DEFAULT AND TERMINATION .........................................32
     14.1 DEFAULT; TERMINATION ..............................................32
     14.2 OPPORTUNITY TO CURE ...............................................33
     14.3 REMEDIES ..........................................................34
     14.4 EFFECT OF TERMINATION OR EXPIRATION ...............................35
     14.5 CONFIDENTIALITY; COVENANT NOT TO COMPETE ..........................37
     14.6 CONTINUING OBLIGATIONS ............................................38
     14.7 RIGHT TO USE ......................................................38
     14.8 REMEDIES ..........................................................38

ARTICLE 15. NOTICES .........................................................38

ARTICLE 16. CONSTRUCTION AND ENFORCEMENT; MISCELLANEOUS .....................38
     16.1 INDEPENDENT CONTRACTORS ...........................................38
     16.2 SEVERABILITY AND SUBSTITUTION OF PROVISIONS .......................39
     16.3 APPLICABLE LAW AND FORUM; WAIVER OF JURY ..........................39
     16.4 NO GUARANTEE OF FRANCHISEE'S SUCCESS ..............................40
     16.5 EXISTENCE OF VARIOUS FORMS OF FRANCHISE AGREEMENTS ................40
     16.6 FRANCHISE OWNER MAY NOT WITHHOLD PAYMENTS .........................40

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     16.7 REMEDIES ARE CUMULATIVE............................................40
     16.8 INTERPRETATION ....................................................40
     16.9 WAIVER.............................................................40
     16.10 LITIGATION EXPENSE................................................40
     16.11 CROSS DEFAULT.....................................................41
     16.12 CROSS TERMINATION.................................................41
     16.13 NO THIRD PARTY BENEFICIARIES......................................41
     16.14 BINDING EFFECT; MODIFICATION......................................41
     16.15 ENTIRE AGREEMENT; NATURE AND SCOPE; CONSTRUCTION..................41
     16.16 TERMINOLOGY.......................................................42
     16.17 COUNTERPARTS......................................................42
     16.18 OFFERINGS.........................................................42
     16.19 TIME .............................................................43
     16.20 GENDER, NAME AND CAPTIONS.........................................43
     16.21 NATURE OF LIABILITY...............................................43

ARTICLE 17. ACKNOWLEDGMENTS AND REPRESENTATIONS OF FRANCHISEE................43
     17.1 CERTAIN REPRESENTATIONS AND WARRANTS OF FRANCHISEE ................43
     17.2 ADDITIONAL INFORMATION RESPECTING FRANCHISEE.......................45
     17.3 ACKNOWLEDGEMENTS OF FRANCHISEE.....................................45

ARTICLE 18. SUBMISSION OF AGREEMENT..........................................46
     18.1 NO OFFER BY FRANCHISOR ............................................46

EXHIBITS
--------

EXHIBIT 1    OWNERSHIP INFORMATION SHEET

EXHIBIT 2    REQUIRED LEASE TERMS

EXHIBIT 3    ELECTRONIC FUNDS TRANSFER AUTHORIZATION

EXHIBIT 4    GUARANTY OF CONTRACT FRANCHISE AGREEMENT

EXHIBIT 5 ADDENDUM TO FRANCHISE AGREEMENT AND RELATED FRANCHISE DOCUMENTS FOR NON-TRADITIONAL LOCATIONS (IF APPLICABLE)

EXHIBIT 6    STATE SPECIFIC ADDENDUM (IF APPLICABLE)

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                            FRULLATI CAFE AND BAKERY
                               FRANCHISE AGREEMENT


PARTIES:
--------

         KAHALA FRANCHISE CORP.,                                 ("Franchisor")
         a Delaware corporation
         7730 East Greenway Road, Suite 104
         Scottsdale, Arizona 85260

         GFY, Inc.                                               ("Franchisee")
         a(n) Illinois
         corporation
         601 Deerfield Parkway
         Buffalo Grove, Illinois 60089

STORE NAME AND NO.:

EFFECTIVE DATE:

TRADITIONAL OUTLET (YES OR NO):  NO

OUTLET DESCRIPTION IF NON-TRADITIONAL: WITHIN HEALTH CLUB

         A Traditional location offers a full menu selection, and a Non-Traditional location offers a limited menu selection. Non-Traditional locations consist of an event cart, kiosk, express or co-branded location, or an outlet located within a health club, travel plaza, or convenience store.

         To simplify the language in this Agreement, the terms "we," "us," "our" and the like may be used to refer to the Franchisor, and the terms "you," "your" and the like may be used to refer to the Franchisee.

RECITALS:
---------

         This Agreement is entered into with reference to the following facts and circumstances:

         A. Franchisor has over a period of time and at considerable expense developed and established a uniform and unique method of operation, customer service, advertising, publicity, processes, recipes, techniques and technical knowledge in connection with the restaurant business, specializing in salads, sandwiches, soups, fresh baked goods, blended fruit and vegetable drinks, proprietary nutritional products and supplements, and other beverage and snack items. These restaurants do business under the trade name "FRULLATI CAFE AND BAKERY' (sometimes referred to as "outlets" or "restaurant(s)"). Many of these recipes, techniques, and much of the information, constitute trade secrets. All of the outlets' knowledge, experience, processes, methods, specifications, techniques and proprietary marks and information of Franchisor are referred to in this Agreement as the "System."

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         B. Franchisor owns and has issued franchises to others for the operation of outlets in the United States of America and in other countries. Franchisor has registered the trademarks and service marks "FRULLATI CAFE AND BAKERY' and other related proprietary marks with the United States Patent and Trademark Office and, if necessary, with offices in other countries serving similar functions. These proprietary interests, trademarks, service marks, logos, insignias, copyrights, domain names, trade names and trade dress are referred to in this Agreement as the "Proprietary Marks."

         C. Franchisor is engaged in the business of licensing to independently-owned businesses the right to use the Proprietary Marks in connection with the operation and promotion of the System.

         D. Franchisee understands and recognizes that: (1) the developments and properties of Franchisor as recited above are of considerable value; and (2) it is of importance to Franchisor and all of its franchisees to maintain the development of the System in a uniform and distinctive manner, allowing Franchisee and all other franchisees of Franchisor to enjoy a public image and reputation greatly in excess of that which any single Franchisee could establish.

         E. Franchisee desires to make use of the trademark and service mark "FRULLATI CAFE AND BAKERY' and to enjoy the benefits of that mark, the other Proprietary Marks, and the System; and to establish A "FRULLATI CAFE AND BAKERY' franchise to be operated in accordance with the methods, practices and procedures set forth from time to time by Franchisor in its confidential Operations Manuals, Construction and Design Manuals, and related documents, both now existing and hereinafter developed (collectively, the "Operations Manuals"). Franchisor is willing to grant Franchisee the right to do so under the terms, conditions and provisions set forth in the following Agreement. (This Agreement, along with the Appendices, Addenda, Attachments and Exhibits, attached to it and/or executed with it constitute the Franchise Agreement, and are referred to in this Agreement as the "Franchise Agreement" or this "Agreement.")

         F. Franchisee recognizes the necessity and desirability of protecting the reputation, goodwill, trade secrets, and confidential business information of Franchisor; and that disclosure of trade secrets and confidential business information, including specifics of the System to any third party, will cause irreparable damage and harm to Franchisor.


AGREEMENT:
----------

         The parties agree as follows:

ARTICLE 1. GRANT OF FRANCHISE TERRITORY

1.1      FRANCHISE GRANT.

         Franchisor grants Franchisee A FRULLATI CAFE AND BAKERY Restaurant Franchise that includes the right to use the System and the Proprietary Marks as provided in this Agreement, at the following location (the "Franchised Business"):

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         Enclosed Structure Description: (if applicable)

         Street Address: City:

         State/Zip Code:

1.2      EXCLUSIVE TERRITORY.

         a. For franchises located in shopping malls or within another enclosed structure (i.e. airport, medical center, office building, health club, entertainment and sports complex, etc.), as identified under the "Enclosed Structure Description" in SECTION 1.1 above, Franchisee's exclusive territory is limited to the identified shopping mall or other enclosed premises. In all other cases, we will not establish or franchise another "FRULLATI CAFE AND BAKERY' restaurant within a radius of one (1) mile of the above address, unless the parties have agreed to a different exclusive territory, as set forth below, due to the Franchised Business being located in a highly dense area or a highly remote area, as applicable (as applicable, the "Territory"), unless Franchisee first gives its written consent, and except for the sale of pre-packaged FRULLATI CAFE AND BAKERY branded products in grocery stores and other distribution outlets in the Franchisee's exclusive Territory. You hereby acknowledge that Franchisor also currently franchises the following quick service restaurants that may be similar to the Franchised Business: (i) Taco Time, (ii) Great Steak and Potato, (iii) Rollerz, (iv) Surf City Squeeze, (v) Samurai Sam's, and (vi) Ranch *1 (collectively, the "Additional Concepts"). You further acknowledge that Franchisor may sell franchises of its Additional Concepts to third parties and/or operate one or more locations of its Additional Concepts as company-owned locations within your exclusive Territory. You may relocate the Franchised Business within its granted Territory only with our prior written consent and approval of the relocation site as set for in SECTION
2.5 below.

                  Different Exclusive Territory:

         b. This franchise is granted only for the specific location (the "Site', or the "Premises") and Territory identified above, and grants no rights outside that Site and Territory; nor does it include any territorial protection against competition. We reserve the sole and unlimited right to establish and operate, or to permit others to operate, FRULLATI CAFE AND BAKERY franchises at, or grant FRULLATI CAFE AND Bakeryfranchises for, any other locations.

         c. There is no minimum sales quota to maintain your Territory.

1.3      FRANCHISEE REPRESENTATIONS.

         Franchisee and all shareholders, partners, and members of Franchisee represent and warrant that each individual is a United States citizen or a lawful resident alien of the United States; that each corporation or other business entity that is a party to this Agreement is and shall remain duly organized and in good standing during the term of this Agreement; and that all financial and other information that Franchisee has provided to us in connection with Franchisee's application for this FRULLATI CAFE AND Bakery franchise is true and accurate.

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1.4      TERM OF AGREEMENT.

         The term of this Agreement will commence on the Effective Date of this Agreement and will terminate on the earlier of the following: (i) the ten (10) year anniversary of the date of this Agreement; or (ii) the expiration of the term of the real estate lease for the Premises of the Franchised Business, including any renewal options thereto (the "Term"), unless terminated earlier in accordance with ARTICLE 14 of this Agreement or any other provisions of this Agreement, or renewed in accordance with ARTICLE 13 of this Agreement.

ARTICLE 2. SITE SELECTION AND FRANCHISE DEVELOPMENT

2.1      SITE SELECTION PROCEDURES.

         You must select a Site approved by us in writing, for the FRULLATI CAFE AND BAKERY restaurant within one hundred and eighty (180) days after the date of this Agreement. If you cannot secure an acceptable Site for your restaurant in your Territory within one hundred and eighty (180) days after the date of this Agreement, then we may terminate this Agreement by giving you written notice to that effect. We will have no obligation to refund to you all or any part of your Initial Franchise Fee (as defined in SECTION 5.1 of this Agreement) in the event of such a termination, as the retention of the Initial Franchise Fee by us will be deemed liquidated damages.

2.2      LEASE AND PURCHASE APPROVAL.

         If you intend to lease the Site for your FRULLATI CAFE AND BAKERY restaurant, the lease will be subject to our prior approval, and you must provide us with a copy of the lease and details relating to square footage, rental per square foot, the term of the lease, and such other terms as we reasonable require at least ten (10) days prior to executing the lease. Each such lease must contain the provisions set forth in EXHIBIT 2 attached to this Agreement, and must specifically state that we are a third party beneficiary of the lease. If we cure any default by you under the lease, any amounts that we pay to cure the default will be payable by you to us on demand, together with interest thereon, at the rate of one and one-half percent (11/2%) per month from the date we make such payment; or, if less, at the maximum rate that does not violate applicable state usury laws (the "Default Rate").

         If you intend to purchase the Site for your FRULLATI CAFE AND BAKERY restaurant, the terms of such purchase shall be subject to our prior approval, and you must provide us with a copy of the purchase agreement and details relating to square footage, price per square foot and such other terms as we reasonably require, at least ten (10) days prior to executing the purchase agreement.

         You acknowledge and understand that our approval of any specific location, lease or purchase agreement does not in any way guarantee or ensure its success or profitability, or its conformity to applicable laws, and such approvals are only for our own benefit.

2.3      CONSTRUCTION.

         a. You must, at your own cost and expense, construct, furnish and equip the FRULLATI CAFE AND BAKERY restaurant at the Site selected by you and approved by us, in accordance with plans and specifications approved by us and/or our third party approved architect. You must, at your own cost and expense, use our designated and approved third party architect and project

                                       4
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management firm (the "Firm") as set forth in the Operations Manuals. You or the
Firm must provide us with one (1) set of detailed plans and specifications, including landscaping and parking space, if applicable, (the "Plans") for your Franchised Business within fifteen (15) days after selection of the Site. We will have fifteen (15) days thereafter to approve or disapprove of the Plans (the "Review Period"). If we do not advise you or the Firm of our disapproval in writing prior to the end of the Review Period, the Plans will be deemed to have been approved by us. If we disapprove of the Plans, we will so advise you or the Firm in writing prior to the end of the Review Period and specify the reasons for our disapproval. In this event, we will meet with you or the Firm and attempt in good faith to agree upon acceptable Plans.

         b. If such an agreement is not reached within ten (10) days after the expiration of the Review Period, we may terminate this Agreement by giving you written notice to that effect. We will have no obligation to refund to you all or any part of the Initial Franchise Fee in the event of such a termination. If such an agreement is reached, you or the Firm will, as soon as practical, provide to us at your expense, a revised set of Plans reflecting the agreed-upon changes.

         C. Any material modifications to the approved Plans must be submitted to us for approval, and you will not undertake any construction until such modifications have been approved by us. Any modifications to approved Plans thereto are for our benefit only and not for your benefit or that of any third party. Such modifications do not constitute any representation by us that the Plans comply with applicable zoning laws, building codes or other laws.

         d. You will be responsible for the cost of obtaining all necessary governmental construction permits and licenses, and you, with the assistance of the Firm, must, at your expense, comply with all laws, zoning ordinances, rules and regulations of any governmental agencies that may govern the construction of the FRULLATI CAFE AND BAKERY restaurant in accordance with the approved Plans. We will have the right, but are not required, to meet with the Firm and/or inspect the construction during its course (for our sole benefit and not for your benefit or the benefit of any third party) in order to assure that the provisions of this SECTION 2.3 are being observed; and you agree to allow our authorized representatives, at any and all times while construction is in progress, to meet with the Firm and enter onto the Site for this purpose. If we determine in good faith that the provisions of this SECTION 2.3 are not being observed, you will, at your expense, immediately take all necessary corrective action.

         e. You acknowledge that the design and appearance of the FRULLATI CAFE AND BAKERY restaurant is part of the System, and that uniformity is essential to the success of the System. Therefore, you agree that after the restaurant has been constructed, you will not make any material changes to the building plan or design or its appearance without our prior written consent, and you will, at your expense, maintain the interior and exterior decor of the restaurant in a first class condition and in such manner as we may reasonably prescribe from time to time. In addition to any remodeling required by us upon the renewal of this Agreement and upon the assignment of the Franchised Business, as set forth in SECTIONS 13 and 14, respectively, you will, upon thirty (30) days written notice from us, and at your sole cost and expense, remodel and make all improvements and alterations in and to your FRULLATI CAFE AND BAKERY restaurant as reasonably determined by us to reflect the then-current FRULLATI CAFE AND BAKERY specifications, standards, format, image and appearance.

2.4      SIGNAGE.

         You will acquire signs for advertising and identifying the Franchised Business as a FRULLATI CAFE AND BAKERY restaurant. All signs must be in accordance with the standards and specifications of Franchisor and any local governing body (i.e. city, county, etc.). You acknowledge that quality control is essential to protect and promote our Proprietary Marks, standards, and uniform image; and you shall acquire all signs only from approved suppliers specified in the Operations Manuals or approved by us in writing. In addition, you shall prominently display on all forms, advertising, literature and business cards, and in a sign easily visible to consumers at the Franchised Business, the following words: "Each Frullati Cafe and Bakery Restaurant is Independently Owned and Operated."

2.5      RELOCATION.

         If you desire to relocate the Franchised Business in the Territory, you may request our consent upon the following conditions:

                  a. Not less than 60 days prior to the desired date of relocation (unless prior notice is impractical because of a required relocation in which event notice shall be made as soon as possible), you must make a written request for consent to relocate, describing the reasons for the relocation and providing details respecting any proposed new location.

                  b. Within 21 days after receiving your written request, we shall either approve or disapprove in writing such closure or relocation in our sole discretion. In the event of disapproval of a relocation, you may request an alternative proposed new location pursuant to the provisions of this SECTION 2.5.

2.6      RESTRICTED USE OF RESTAURANT SITE

         You shall not wholly or partially sublet the Site without our prior written consent. The Site may be used only for the operation of a FRULLATI CAFE AND BAKERY restaurant in compliance with this Agreement and the Operations Manuals. Franchisee shall not conduct other businesses or activities on the Site without our prior written consent.

ARTICLE 3. OPERATIONS

3.1      COMMENCING OPERATIONS.

         You agree to start operating your FRULLATI CAFE AND BAKERY restaurant at the approved Site within twelve (12) months after the date of this Agreement. You acknowledge that before starting operations you must, at your own expense, do the following (in addition to any other requirements set forth in this Agreement):

                  a. Complete, at your cost, the SERV SAFE national certification course available through your local county health department. You must provide us with a copy of your Certificate of Completion prior to opening the FRULLATI CAFE AND BAKERY restaurant covered by this Agreement;

                  b. Complete the Initial Training Program described in SECTION
         4.1 of this Agreement;

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

         c. Purchase, lease or otherwise acquire all the signage, supplies, equipment, fixtures, inventory and all other items necessary to operate the FRULLATI CAFE AND BAKERY Franchised Business from approved sources as described in the Operations Manuals or in this Agreement; and

         d. Obtain liability insurance in accordance with the requirements described in SECTION 9.5 of this Agreement and provide to us evidence that such insurance has been obtained.

         Prior to opening the Franchised Business, you must notify us that you have satisfied all requirements to begin operations, and provide us with such documents as we may reasonably request that show your compliance with all such requirements. Upon receipt of our acknowledgment that such requirements have been satisfied, you will have five (5) days to begin operations of your FRULLATI CAFE AND BAKERY restaurant. If you do not begin operations of your restaurant at the approved Site before the expiration of the twelve (12) month period, then we may terminate this Agreement by giving you written notice to that effect. We will have no obligation to refund to you all or any part of the Initial Franchise Fee (as defined in SECTION 5.1 of this Agreement) in the event of such a termination, as the retention of the Initial Franchise Fee by us will be deemed liquidated damages.

3.2      SUPPLIES AND PROMOTIONAL MATERIALS; ROLL-OUTS.

         You agree to sell only those menu items, products and services authorized under the terms of this Agreement and as specified in the Operations Manuals, and you shall use only supplies and ingredients in making those menu items that are in compliance with the standards as set forth in the Operations Manuals or other documents provided by, or approved by, us as they presently exist or exist in the future. You shall purchase all such supplies and ingredients only from approved vendors and utilize approved distributor(s) as specified in the Operations Manuals, or other documents provided by, or approved by, us as they presently exist or exist in the future. You must purchase supplies containing the Proprietary Marks only, including stationery, business cards, promotional and advertising materials and similar items, from suppliers approved by us, except that we must first approve all such promotional and advertising materials before you use them, and all such printed materials containing any of the Proprietary Marks shall be accompanied by the words "INDEPENDENTLY OWNED AND OPERATED." Additionally, during the term of this Agreement, Franchisee agrees to participate in any Roll-Out of new products and/or suppliers, as detailed in SECTION 9.3 of this Agreement.

3.3      EQUIPMENT

         Unless otherwise approved by us in writing, you will (1) acquire equipment to be used in the operation of the FRULLATI CAFE AND BAKERY Franchised Business that is in accordance with the standards and specifications set forth by us in the Operations Manuals or other documents provided by, or approved by, us as they presently exist or exist in the future; and (2) procure the equipment from suppliers or vendors previously approved in writing by us.

3.4      INTERNET SITE HOSTING.

         You may not maintain a World Wide Web site or otherwise maintain a presence or advertise on the Internet or any other public computer network in connection with the Franchised Business without our prior written approval, which we may withhold for any reason or no reason. If we grant you written approval, you agree to submit to us for approval before use true and correct printouts of all Web site pages you propose to use in your Web site in connection with the Franchised Business. You understand and agree that our right of approval of all such Web materials is necessitated by the fact that such Web materials will include and be inextricably linked with our Proprietary Marks. You may only use material that we have approved. Your Web site must conform to all of our Web site requirements, whether set forth in the Operations Manuals or otherwise. You agree to provide all hyperlinks or other links that we require. If we grant approval for a Web site, you may not use any of the Proprietary Marks on the site except as we expressly permit. You may not post any of our proprietary, confidential or copyrighted material or information on the Web site without our prior written permission. If you wish to modify your approved site, all proposed modifications must also receive our prior written approval. You explicitly understand that you may not post on a Web site any material which a third-party has any direct or indirect ownership interest in (including, without limitation, video clips, photographs, sound bites, copyrighted text, trademarks or service marks, or any other text or image which any third-party may claim intellectual property rights in). If we grant approval, you agree to list on the Web site any Web site maintained by us, and any other information we require in the manner we dictate. You agree to obtain our prior written approval for any Internet domain name and/or home page address. The requirement for our prior approval set forth in this SECTION 3.4 will apply to all activities on the Internet or other communications network to be conducted by you, except that you may maintain one or more e-mail addresses and may conduct individual e-mail communications without our prior written approval. You agree to obtain our prior approval as provided above if you propose to send advertising to multiple addressees via e-mail.

ARTICLE 4. TRAINING, ASSISTANCE AND START-UP MATERIALS

4.1      INITIAL TRAINING PROGRAM.

         We will provide you and one (1) of your employees (i.e., two natural persons), with an Initial Training Program designed to inform the participants as to the fundamentals of operating the Franchised Business, prior to your opening of the Franchised Business. All personnel attending the Initial Training Program must have a demonstrable relationship to the management and operation of the Franchised Business. The Initial Training Program and all requisite materials will be provided for you and one (1) of your employees for no additional fee. If you will employ an on-Site supervisor, that individual must complete the Initial Training Program, and must read and write English fluently. If you desire to have more than two (2) people attend the Initial Training Program, you must pay an additional Training Fee of Five Hundred Dollars ($500.00) for each such person. You will be responsible for your transportation costs, food, lodging and other personal expenses and those of your employees in connection with the Initial Training Program. The Initial Training Program will generally last about nine (9) days, and will be conducted in the Phoenix, Arizona metropolitan area, and/or at such other location as we may designate at our sole discretion. You acknowledge that adequate knowledge regarding the operation of the Franchised Business is essential to the success of your franchise and to the promotion of the System. You shall have an option to obtain additional training and promotional services at $300 per person per day of additional training. Based upon your prior experience in the food service industry and subject to our approval, you may waive all or a portion of the Initial Training Program.

4.2      EMPLOYEE TRAINING.

         You acknowledge that the employees of your FRULLATI CAFE AND BAKERY Franchised Business are an integral and important part of the Franchised Business, as they will have substantial contact with customers. You are responsible for the hiring, terms of employment and compensation of your employees, and for their compliance with the policies and procedures set forth in the Operations Manuals. You agree to appropriately train new employees as they are hired. You must insure that your employees are able to read and write English fluently and any other language that may be required to adequately meet the public needs in your Franchised Business. You must purchase any videotaped training programs that we may make available from time to time, and you must provide a VCR in your Franchised Business for employees to view such tapes.

4.3      ADDITIONAL PROGRAMS; CONTINUING ASSISTANCE.

         We will provide one (1) of our representatives to come to your restaurant during opening week for up to five (5) days, at our expense, to work with you or your manager on your grand opening, and on operating and marketing your restaurant. We may, in the future, request that you and your executive personnel participate in refresher or additional training programs. We may also hold an annual conference to introduce new products, discuss sales and marketing techniques, personnel training, advertising programs, merchandising procedures and other appropriate subjects. You may be charged a nominal registration fee for these programs, and you must also bear the cost of transportation, food, lodging and other personal expenses of your attendance and those of your executive personnel at any such program. Attendance at these additional training programs and conferences is mandatory. They will be held in the metropolitan Phoenix, Arizona area, or at other locations in the United States chosen by us, at our sole discretion.

         In addition to the initial training available under SECTION 4.1 of this Agreement, we shall provide such periodic supervision and assistance as we deem appropriate, utilizing our field representatives who may visit the Franchised Business from time to time. The frequency and duration of such visits to a Franchised Business by our representatives shall be in our sole discretion. In addition, we will be available on an ongoing basis at our offices for consultation and guidance with respect to the operation and management of the Franchised Business. In addition to the Operations Manuals, we may, but are not required to, from time to time provide you with additional materials relating to the Franchised Business.

4.4      CONFIDENTIAL OPERATIONS MANUALS.

         To protect the reputation and goodwill of the System and to maintain the uniform standards of operation under the Proprietary Marks, you must conduct your business in accordance with our Operations Manuals (as defined in the Recitals above), which may be revised, amended, restated or supplemented by us from time to time. All equipment, decor, fixtures, leasehold improvements, supplies and inventory used by you in the operation of the Franchised Business must conform to our specifications and quality standards and be purchased from approved sources, all as set forth in the Operations Manuals.

         The Operations Manuals will be provided to you at the Initial Training Program referred to in SECTION 4.1 above.

         So that you may benefit from new knowledge gained by us as to improved techniques in the operation of the Franchised Business, we may from time to time revise, amend, restate or supplement the content of the Operations Manuals. However, no revision, amendment, restatement or supplementation will alter your fundamental status under this Agreement. All revisions amendments, restatements and supplementations will be in writing and will be deemed to be received by you as provided in the notice provisions of ARTICLE 15 of this Agreement. You will at all times ensure that your copy of the Operations Manuals is kept current and up to date. In the event of a dispute regarding the content of the Operations Manuals, the master copy maintained by us at our corporate office will be controlling. You agree to incorporate and implement any improvements to the System as reasonably required by us, which improvements will be reflected in amendments to the Operations Manuals.

4.5      COMPUTER SYSTEMS; DEBIT AND CREDIT CARD PROCESSING.

                  a. Prior to the opening of your restaurant, you will be required to acquire and to exclusively use an approved cash register/computer system during the operation of the Franchised Business. The components and specifications of this system are specifically identified in the Operations Manuals, including approved vendors for such systems (the "POS System"). You and your employees must complete training for the POS System as we require, and you will be required to use the POS System to produce sales reports, keep inventory control and post sales tax, refunds, credits and allowances and submit that information to us immediately upon our request. The POS System may be configured so that we will have remote access to the information and data stored in it. This access will allow us to download sales and other information on such bases as we will communicate to you from time to time. You will be required to maintain the POS System in good working order at all times, and to upgrade or update the POS System during the term of this Agreement as we may require from time to time. It will be your responsibility to enter into contracts for the maintenance, support, upgrades and updates to the POS System with an approved supplier of such services identified in either the Operations Manuals or other notification to you from us advising of suppliers for your market area. In addition, you shall, within 30 days of receipt of written notice from Franchisor, obtain and purchase, at the sole expense of Franchisee, a cash register system or computerized point of sale system acceptable to us to permit store sales to be polled from the corporate offices of Franchisor. You shall also be required to own a personal computer or similar device that allows you to send and receive a-mails with us, and a fax machine to allow communication with us. In addition to email with Franchisor, the computer equipment will be used for providing reports to Franchisor, for communications with Franchisor, and for communications between third parties and Franchisee. We may provide specifications that you must follow for the hardware, software, and Internet provider for such computer equipment. We may require you to upgrade the hardware and software as reasonably necessary to provide reports and information required by us. We may require you to allow us to have independent electronic access to your POS System and the data relating to the Franchised Business.

                  b. You are required to accept debit and credit cards from consumers at the Franchised Business. Prior to the opening of your restaurant, you will be required to acquire an approved debit and credit card processing system to use during the operation of the Franchised Business. The components and specifications of this system are specifically identified in the Operations Manuals, including approved vendor(s) for such items. Additionally, you must utilize Franchisor's approved third party debit and credit card processor, as identified in the Operations Manuals, for processing all such debit and credit card transactions.

ARTICLE 5. FEES AND DEPOSITS

         You agree to pay each of the following amounts to us in accordance with the following provisions:

5.1      INITIAL FRANCHISE FEE.

         The Initial Franchise Fee is Thirty Thousand Dollars ($30,000.00) (the "Initial Franchise Fee"). The Initial Franchise Fee will be due and payable by you to us by cashier's check, wire transfer or other form of immediately available funds acceptable to us, upon your execution of this Agreement. You and we agree that our grant of the franchise and your payment of the Initial Franchise Fee provided for in this SECTION 5.1 does not give you any rights with respect to other franchises, if any, as we in our sole discretion may elect to make available in the future. No portion of the Initial Franchise Fee is refundable.

5.2      ROYALTY FEE.

         For the period of time commencing on the date that you sign this Agreement, and for the duration of the Term of this Agreement, you must pay to us a weekly royalty fee equal to the greater of the following: (i) six percent (6%) of total Gross Sales (as defined below); or (ii) $400.00 for the Term of this Agreement (the "Royalty Fee"). In the event of a unilateral termination of this Agreement by you, we shall be entitled to the average of the prior 6-month (or if less than 6 months, the Term) royalties multiplied by the remaining number of months on the initial Term of this Agreement, or any extension thereof, less a discount of eight percent (8%).

         The Royalty Fee shall be due and payable no later than Thursday of each week, which week shall end on the preceding Sunday in which applicable Gross Sales were earned from the Franchised Business. The weekly Royalty Fee shall be paid by electronic funds transfer, as detailed below.

         You are required to report Gross Sales to our designated accounting office via facsimile or other approved electronic communication medium, as set forth in the Operations Manuals, by the close of business on each Monday for the week ending the preceding Sunday, commencing on the Effective Date and continuing through the Term of the Franchise Agreement. You shall be required to establish a Depository Account at the time you execute this Agreement as set forth in SECTION 5.4 below. Payment of Royalty Fees, Advertising Fees (as defined in this ARTICLE 5), and all other fees due under this Agreement to us shall be made via electronic transfer of funds from the Depository Account described in SECTION 5.4 below. To accomplish this electronic transfer of funds from the Depository Account, you must complete, sign and deliver to us a current Electronic Funds Transfer Authorization in the form attached to this Agreement as EXHIBIT 3.

         As used in this Agreement, "Gross Sales" means all sales, money or things of value, received or receivable, directly or indirectly, by Franchisee on account of the Franchised Business, less applicable sales taxes and any documented refunds, credits and allowances given by you to customers in accordance with the Operations Manuals, but without deducting any of Franchisee's costs and expenses.

5.3      ADVERTISING FEES.

         a. Unless your Franchised Business is located in an enclosed shopping mall or other enclosed structure identified in SECTION 1.1 above, and in addition to the Advertising Fees under SECTION 5.3(B) below, you shall spend on advertising and on promotion at least Five Thousand Dollars ($5,000.00) within the first six (6) months following opening of the Franchised Business.

         b. You shall pay to us or directly into a national advertising fund designated by us, and/or, at our sole discretion, to a designated Franchisor-approved regional advertising fund (any such funds are referred to below as "Advertising Fund(s)") a total amount of up to four percent (4%) of Franchisee's weekly Gross Sales as defined in SECTION 5.2above, as applicable (the "Advertising Fee"). The Advertising Fee currently being collected by Franchisor that is applicable to this Agreement is immediately set forth below this subsection. The Advertising Fee shall be due and payable with the Royalty Fee under SECTION 5.2 above. Advertising Fees are the property of the Franchisor and may be deposited by Franchisor into its general operating account. Upon thirty (30) days notice by Franchisor to Franchisee, Franchisor may unilaterally increase the Advertising Fee from it's current level up to four percent (4%), but the Advertising Fee may not exceed four percent (4%) of Franchisee's weekly Gross Sales.

     Applicable Advertising Fee payable by Franchisee under this Agreement:

         c. The Advertising Funds will be used for marketing, advertising, production and media expenses to promote the FRULLATI CAFE AND BAKERY name, System, products and services. Franchisor is entitled to receive the following from the Advertising Fund: reimbursement of expenses, overhead, and employee salaries for services provided; and rent for office space provided to the Advertising Fund. We have no fiduciary obligation to you in connection with the operation of any Advertising Fund. The fee required to be paid to any designated Franchisor-approved regional Advertising Fund will be determined by us at our sole discretion; provided however, that the total monthly advertising obligation required by this Section will not exceed four percent (4%) of Franchisee's weekly Gross Sales. No interest on unexpended Advertising Fees shall be imputed for the benefit of, or payable to, Franchisee, and no interest on Franchisor's expenditures in excess of Advertising Fees collected shall be imputed for the benefit of, or payable to, Franchisor.

         d. You understand and acknowledge that the products currently offered by the Franchised Business are an impulse purchase, not a destination product. As such, Franchisee's own local marketing and advertising should be developed to maximize your particular customer base. You should not rely upon a marketing program or plan by the Franchisor in the success or failure of your own Franchised Business.

5.4      DEPOSITORY ACCOUNT

         You are required to establish, at the time you execute this Agreement, and maintain a depository account (the "Depository Account") at a bank or other federally insured financial institution (the "Depository"). You will initially deposit $3,000 into the Depository Account and are required to maintain a balance of $3,000 in the Depository Account at all times by replenishing the Depository Account to $3,000 after Franchisor makes withdrawals. On Monday of each week, you must submit a report to us regarding the weekly period which ended on the preceding Sunday, including details on Gross Sales and other statistical data as specified from time to time by us or the Operations Manuals. We will withdraw funds electronically on Thursday of each week from the Depository Account. The withdrawals are based upon the figures Franchisee reports and constitute Royalty Fees and Advertising Fees as described in SECTIONS 5.2 and 5.3 of this Agreement. If you do not submit a report on any Monday, we may estimate the Royalty Fee and Advertising Fee based upon prior reports and withdraw the estimated amounts up to the entire $3,000. We will return any overage within 30 days of our receipt of your report(s). We shall not be responsible to you for any interest charges for any overage collected due to your failure to timely report your sales. Additionally, we shall not be responsible for any bank service charges incurred by you which result in the withdrawal of funds from your Depository Account. You shall instruct the Depository to disburse each week to our designated bank, via electronic funds transfer by the close of business on Thursday of each week (or preceding banking business day, if Thursday is a bank holiday), the weekly Royalty Fee and Advertising Fee and other fees due for that week, which week shall end on the preceding Sunday. Under no circumstances shall such access to the Depository Account be deemed control or joint control of the Depository Account by Franchisor. You shall pay us Fifty Dollars ($50.00) for each electronic funds transfer attempted from your Depository Account pursuant to this SECTION 5.4 that is returned for non-sufficient funds. You shall also reimburse us for all extraordinary costs incurred by us in collecting or attempting to collect funds due Franchisor from the Depository Account (for example, without limitation, charges for non-sufficient funds, uncollected funds or other discrepancies in deposits or maintenance of the Depository Account balance in accordance with the terms hereof). The Depository Account shall be established and maintained solely for the purposes set forth in this SECTION 5.4 and the Operations Manuals.

5.5      LEASE GUARANTEE FEE.

         If, in order to obtain the lease agreement for the Site of your FRULLATI CAFE AND BAKERY restaurant, the landlord requires you to obtain a lease guarantee, and Franchisor or one of its affiliates agrees to serve as such guarantor (with such determination to be made in Franchisor's sole discretion), you will pay Franchisor a fee in the amount of ten percent (10%) of the total amount of the rental obligations being guaranteed under the lease during its term ("Lease Guarantee Fee".) The Lease Guarantee Fee will be due and payable to Franchisor upon Franchisor's (or any affiliate of Franchisor) execution of the applicable lease guarantee agreement with the landlord. Neither Franchisor nor any of its affiliates is required to serve as a guarantor of your lease for the Site of your restaurant; rather, the decision of whether to serve as a guarantor shall be made in Franchisor's sole and absolute discretion.

5.6      LEASE NEGOTIATION FEE.

         If Franchisee requests and obtains assistance from Franchisor's real estate department in negotiating a term sheet to secure a lease or negotiating terms of the actual lease with the landlord or broker/agent for the landlord for the Site of the Franchised Business, a Two Thousand Five Hundred Dollar ($2,500.00) lease negotiation fee ("Lease Negotiation Fee") will be payable to us by the Franchisee. The final approval and execution of the term sheet and/or lease and the provisions therein remain the sole responsibility of the Franchisee.

5.7      ADDITIONAL TRAINING FEE.

         We will train two (2) persons free of charge; thereafter, you will pay us Five Hundred Dollars ($500.00) per person for initial training (see SECTION
4.1 of this Agreement).

5.8      RENEWAL FEE.

         A Five Thousand Dollar ($5,000.00) renewal fee is payable to us when you renew your Franchise Agreement (see SECTION 13(H) of this Agreement).

5.9      TRANSFER FEE.

         A transfer fee of either Seven Thousand Five Hundred Dollars ($7,500.00) or Twenty Thousand Dollars ($20,000.00) is payable to us when you sell your Franchised Business (see SECTION 12.3(F) of this Agreement).

5.10     TRAINING FEE.

         In addition to the Transfer Fee in SECTION 5.9 above, Franchisee shall pay to Franchisor a non-refundable Training Fee of Two Thousand Five Hundred Dollars ($2,500.00) to cover the Franchisor's costs and expenses in providing the necessary training for the transferee of Franchisee.

5.11     LATE REPORT, NON-SUFF ICIENT FUNDS AND DEFAULT FEES.

         If you fail to submit to us any financial statements, forms, reports or records required to be provided under this Agreement by its due date, including your weekly Gross Sales report for calculating your Royalty and Advertising Fees, you must pay to us a Late Report Charge of One Hundred Dollars ($100.00) per report.

         If any fees or assessments due under this Agreement, including Royalty Fees and Advertising Fees, are not paid when due, interest shall accrue on the late payment (from the date payment is due until the date it is paid) at the Default Rate of one and one-half percent (11/2%) per month, or the maximum legal interest rate (whichever is higher)(the "Default Rate"), which amount, plus a Fifty Dollar ($50.00) late fee, shall be added to each late payment. For any payments made by Franchisee to Franchisor under this Agreement which are returned for non-sufficient funds of a processed check, Franchisee shall be charged a non-sufficient funds fee of Twenty-Five Dollars ($25.00) per occurrence. Pursuant to SECTION 5.4 of this Agreement, for each electronic funds transfer that is attempted from the Depository Account but returned for non-sufficient funds, Franchisee shall be charged a Fifty Dollar ($50.00) non-sufficient funds fee per occurrence.

         If, as a result of your failure to remit payments required under any provision of this Agreement, we retain an attorney or a collection agency to collect such payments, you must pay all collection costs, including reasonable attorneys' fees, whether or not legal proceedings are initiated. Our rights under this SECTION 5.11 are in addition to any other rights or remedies that we may have as a result of your default under this Agreement.

5.12     AUDIT FEES.

         For the purpose of this SECTION 5.12, we will have the right, at any time during business hours, and with or without prior notice to you, to inspect and audit, or cause to be inspected and audited, the business records, cash control devices, bookkeeping and accounting records, sales and income tax records and returns and other records of the Franchised Business and your corporate, partnership or limited liability company books and records (if you are a corporation, partnership or limited liability company).

         You agree that we may have access to any computers utilized by you for such purposes and will have the ability at all times via modem to obtain daily and weekly sales reports and other financial records that the POS System provides. You will fully cooperate with our representatives and independent accountants hired by us to conduct any such inspection or audit. In the event any such inspection or audit discloses an understatement of your Gross Sales for any period in question, you will pay to us, immediately after receipt of the inspection or audit report, any additional Royalty Fees and/or Advertising Fees as a result of any such understatement, plus interest at the Default Rate from the date originally due until the date of payment.

         In addition, in the event such inspection or audit is made necessary by your failure to furnish reports, supporting records or other information, as required herein, or to furnish such reports, records or information on a timely basis, or if an understatement of Royalty Fees or Advertising Fees for the period of any audit (which shall not be for less than one month) is determined by any such audit or inspection to be five percent (5%) or greater, you must reimburse us for such audit or inspection, including the charges of any independent accountants, and the travel expenses, room, board and compensation of such accountants and our employees.

         The remedies in this SECTION 5.12 will be in addition to all our other remedies and rights under this Agreement or under applicable law.

5.13     NO ACCORD OR SATISFACTION.

         If you pay, or we otherwise receive, a lesser amount than the full amount provided for under this Agreement for any payment due hereunder, such payment or receipt shall be applied against the earliest amount due us. We may accept any check or other payment in any amount without prejudice to our right to recover the entire balance of the amount due or to pursue any other right or remedy. No endorsement or statement by you on any check or payment or in any letter accompanying any check or payment or elsewhere shall constitute or be construed as an accord or satisfaction.

ARTICLE 6. PROPRIETARY MARKS

6.1      OWNERSHIP AND RIGHT TO USE.

         We warrant to you that:

         a. We are the owner of all right, title and interest in and to the Proprietary Marks;

         b. We have granted to you the non-exclusive right to use the Proprietary Marks in connection with the operation of your FRULLATI CAFE AND BAKERY Franchised Business;

         c. We have taken and will take all steps reasonably necessary to preserve and protect our rights in the Proprietary Marks; and

         d. We will only use and permit you and other persons to use the Proprietary Marks in accordance with the System and its standards and specifications.

6.2      COVENANTS OF FRANCHISE OWNERS.

         a. You acknowledge the ownership of the Proprietary Marks by us, and you agree that during the term of this Agreement and after its expiration or termination, you will not directly or indirectly contest, or aid in contesting, the validity of the Proprietary Marks or the ownership of the Proprietary Marks by us, nor will you take any action which might impair or prejudice the ownership of the Proprietary Marks by us. You shall not, directly or indirectly, apply to register, register or otherwise seek to use or control or in any way use "FRULLATI CAFE AND BAKERY', or any other of the Proprietary Marks, or any confusingly similar form or variation, in any place or jurisdiction either within or outside the United States; nor will you assist any others to do so.

         b. You agree that the license granted pursuant to this Agreement authorizes you to use the Proprietary Marks solely in connection with the Franchised Business only at the location identified in this Agreement, and for no other purpose. You have no right to license or sublicense Franchisor's trade names, any aspect of the System or the Operations Manuals, or any of the Proprietary Marks.

         C. You agree to use the Proprietary Marks only in the manner and to the extent specifically licensed by this Agreement. You further agree that any unauthorized use or continued use of the Proprietary Marks after the termination or expiration of this Agreement will constitute irreparable harm subject to injunctive relief.

         d. The license granted by this Agreement includes no other Proprietary Marks of ours now existing or to be developed by us that are not referred to herein or otherwise included in the Operations Manuals. You agree that any and all goodwill associated with and identified by your use of the Proprietary Marks will inure directly and exclusively to the benefit of us, and that, on the expiration or termination of this Agreement, no monetary amount will be payable to you as a result of any goodwill associated with your ownership or operation of the Franchised Business.

6.3      LIMITATIONS ON FRANCHISE OWNER'S USE OF PROPRIETARY MARKS.

         To develop and maintain high and uniform standards of quality and service and thereby protect our reputation and goodwill and that of the System, you agree to:

                  a. Operate and advertise the Franchised Business only under the Proprietary Marks authorized by us and as specified in the Manuals;

                  b. Maintain and display signs reflecting the current image of the System; and

                  c. Adopt and use the Proprietary Marks licensed by this Agreement solely in the manner prescribed by us.

         You agree that your corporate, partnership or other entity name will not include any of the Proprietary Marks or phrases similar thereto as a part thereof. You further agree that any communications, documents or writings (including advertising) sent or utilized by you in connection with the Franchised Business will state that your restaurant is independently owned and operated.

         You agree to submit all advertising promotional materials and all printed matter, including stationery and business cards, Web page(s), and any materials to be used on a Web page or on the Internet to us for our written approval before you may use any of these items.

         You acknowledge that certain portions of the Premises' decor and design constitute unique and protectable images to the consumer, which are identified with Franchisor and that are part of the goodwill associated with FRULLATI CAFE AND BAKERY and the System. This "trade dress" is exclusively owned by Franchisor, and this Agreement does not grant any ownership or other interests in the trade dress to Franchisee. Usage of the trade dress by Franchisee, and any goodwill established by that usage, inures to the exclusive benefit of Franchisor.

         You agree that we may from time to time change or modify the System, including, without limitation, modifying existing Proprietary Marks or adopting new marks. You agree, at your own expense, to adopt, use and display any such new or modified Proprietary Marks within ninety (90) days of notification from us to you as if they were specifically identified herein as Proprietary Marks at the time of the execution of this Agreement.

         Upon termination or expiration of this Agreement, you must immediately cease to use, in any manner whatsoever, any of the Proprietary Marks or any other marks which may be confusingly similar to any of the Proprietary Marks.

6.4      NON-EXCLUSIVE LICENSE OF PROPRIETARY MARKS.

         You understand and agree that your license to use the Proprietary Marks is non-exclusive; that we, in our sole discretion, can grant to other franchisees the right to use the Proprietary Marks and obtain the benefits of the System, in addition to the licenses and rights granted to you under this Agreement; and that we may develop and license other Proprietary Marks in conjunction with systems other than the System (including the system(s) for the Additional Concepts), on any terms and conditions we deem advisable. You will have no right or interest in any such other licenses, Proprietary Marks or systems.

6.5      NOTIFICATION OF INFRINGEMENT AND CLAIMS.

         You agree that you will notify us immediately of any apparent infringement of, or challenge to your use of any of the Proprietary Marks, or any claim by any person of any rights in any of the Proprietary Marks. You agree that you will not communicate with any person other than us and our legal counsel in connection with any such infringement, challenge or claim. We will have the sole discretion to take such action as we may deem appropriate to protect the Proprietary Marks and the exclusive right to control any litigation, Patent and Trademark Office proceeding, or other proceeding arising out of any such infringement, challenge, claim or otherwise relating to any Proprietary Marks. You agree to execute any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of our counsel, be necessary or advisable to protect and maintain our interests in connection with any such litigation or proceeding, or to otherwise protect and maintain our interests in the Proprietary Marks.

ARTICLE 7. TRADE SECRETS AND PROPRIETARY INFORMATION

7.1      OWNERSHIP AND USE.

         In connection with the operation of the Franchised Business, you will from time to time become acquainted with certain information and materials that are proprietary to us. You and any person signing this Agreement under the heading "Acceptance of SECTIONS 7.1, 9.7, 14.5 and 14.7 agree that you will keep confidential (except as reasonably necessary to operate the Franchised Business), and will not use for your own purposes (except in the operation of the Franchised Business), nor supply or divulge to any person, firm, association or corporation, any of our trade secrets or proprietary information as defined herein.

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

         This requirement will remain in full force and effect during the Term of this Agreement and after its termination or expiration. Our trade secrets and proprietary information (hereinafter referred to collectively as "Proprietary Information" or "Confidential Information") include the following:

         a. The Operations Manuals and any amendments thereto;

         b. Information which relates in any manner to our business or the System, whether oral or reduced to writing, and which is not generally known to, or readily ascertainable by, other persons who might derive economic benefit from its disclosure or use; and

         c. Any other information which may be imparted to you from time to time and designated by us as confidential.

         You and any person signing this Agreement under the heading "Acceptance of SECTIONS 7.1, 9.7, 14.5 and 14.7" acknowledge and agree that the Proprietary Information and any business goodwill of the Franchised Business is our sole and exclusive property, and that you will preserve the confidentiality thereof. Upon termination or expiration of this Agreement, all items, records or documentation recording or incorporating any Proprietary Information will be immediately turned over by you to us or to our authorized representative.

7.2      CONFIDENTIALITY AGREEMENT.

         You agree to adopt and implement all reasonable procedures prescribed by us from time to time to prevent the unauthorized use or disclosure of any of the Proprietary Information. We require that all of your officers, agents, directors, shareholders, trustees, beneficiaries, partners and on-site managers who may or are likely to obtain knowledge concerning the Proprietary Information (and who do not sign this Agreement under the heading "Acceptance of SECTIONS 7.1, 9.7. 14.5 AND 14.7) execute an agreement in the form set forth in our Operations Manuals and incorporated herein by reference, binding such person to preserve the confidentiality of the Proprietary Information ("Confidentiality Agreement") as part of the terms and conditions of such person's employment or association with you. You must obtain a Confidentiality Agreement signed by any such person prior to or at the same time that you begin employment of or association with that person. You must file a duplicate original of each Confidentiality Agreement with us.

ARTICLE 8. RELATIONSHIP OF THE PARTIES AND INDEMNIFICATION

8.1      RELATIONSHIP OF THE PARTIES.

         You and we agree that this Agreement does not create a fiduciary relationship between you and us, that you are an independent contractor, and that nothing in this Agreement is intended to make either you or us a general or special agent, legal representative, subsidiary, joint venture, partner, employee or servant of the other for any purpose.

8.2      INDEMNIFICATION OF FRANCHISOR.

         You agree to indemnify and hold us and our affiliates (including our parent and subsidiary companies), and our stockholders, directors, officers, attorneys, employees, agents, successors and assignees harmless for, from and against any and all claims, liabilities, causes of action, demands, obligations, costs and expenses, including reasonable attorneys' fees, arising out of or relating to your construction, ownership, management or operation of the Franchised Business ("Claims"), except for Claims successfully alleged to have resulted solely from our negligence or willful misconduct. Notwithstanding the foregoing, we will have the right, at our option, to defend any such claim, but you must reimburse us upon demand for the costs of such defense.

8.3      INDEMNIFICATION OF FRANCHISEE.

         We agree to indemnify and hold you and your affiliates, and their stockholders, directors, officers, employees, agents, successors and assignees harmless for, from and against any and all claims, liabilities, causes of action, demands, obligations, costs and expenses, including reasonable attorneys' fees, arising out of any claim of infringement or unfair competition in connection with your use of the Proprietary Marks, provided that such use is in accordance with the provisions of this Agreement.

8.4      SURVIVAL.

         The indemnities and obligations set forth in this ARTICLE 8 will continue in full force and effect subsequent to, and notwithstanding, the expiration or termination of this Agreement.

ARTICLE 9. OPERATING STANDARDS AND DUTIES OF FRANCHISE OWNER

9.1      GENERAL OPERATING STANDARDS AND COMPLIANCE WITH OPERATIONS MANUALS.

         You understand and acknowledge that every detail of the operation of the Franchised Business is important to us in order to develop and maintain high and uniform standards of quality, cleanliness, appearance, service, facilities and techniques, to increase the demand for the System, and to protect our reputation and goodwill and that of other FRULLATI CAFE AND BAKERY franchise owners. You also acknowledge that the actual operation of the Franchised Business will remain your sole responsibility (except as otherwise expressly provided herein), and that we have no responsibility to obtain customers for you. Mandatory services, specifications, standards and operating procedures prescribed from time to time by us in the Manuals will constitute provisions of this Agreement as is fully set forth herein. All references to this Agreement will be deemed to include all such mandatory services, specifications, standards and operating procedures set forth in the Operations Manuals.

9.2      AUTHORIZED PRODUCTS AND SERVICES.

         a. You must limit your business at the Premises of your FRULLATI CAFE AND BAKERY restaurant as specified in the Operations Manuals, and agree that you will not, without our prior written approval, offer any menu items, beverages, products or services that are not authorized by us for FRULLATI CAFE AND BAKERY franchise owners, as set forth in the Operations Manuals. Any related or unrelated business not provided for in the Operations Manuals must have our prior written approval.

         b. You have complete discretion in establishing the minimum price you charge for your products. Although we may suggest pricing strategy, you will have the final pricing decision.

         c. We may conduct periodic promotional campaign during which a specified product or products are promoted at a specified price. During the promotional period, you may not

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

charge your customers more than the specified promotional price although you may charge less than the promotional price.

         d. We may conduct new marketing, research and development, branding and/or operational program tests, which will generally be conducted with experienced, existing franchisees and may include incentives and other rights that are not available to all franchisees. We reserve the right to sell some of the products associated with the FRULLATI CAFE AND BAKERY brand and Proprietary Marks to different retail outlets such as grocery chains or membership-based retailers, even if such retail outlets are located within your exclusive Territory set forth in SECTION 1.2 above.

         e. You are required to accept debit and credit cards from consumers at the Franchised Business. Prior to the opening of your restaurant, you will be required to acquire an approved debit and credit card processing system to use during the operation of the Franchised Business. The components and specifications of this system are specifically identified in the Operations Manuals, including approved vendor(s) for such items. Additionally, you must utilize Franchisor's approved third party debit and credit card processor, as identified in the Operations Manuals, for processing all such debit and credit card transactions.

9.3      SPECIFICATIONS AND STANDARDS FOR SUPPLIES; APPROVED SUPPLIERS;
         ROLL-OUTS

         a. You must purchase certain required equipment and supplies utilized in the Franchised Business only from our designated approved suppliers as set forth in the Operations Manuals. If, during the term of this Agreement, we change designated approved suppliers for any of the required equipment and supplies utilized in the Franchised Business, you shall change to the new designated approved supplier within sixty (60) days of written notification of such change from us.

         b. If you desire to purchase or lease any equipment, supplies or inventory items required in the Operations Manuals but not previously approved by us or from sources not previously approved by us, you must submit to us sufficient specifications, photographs, drawings, and/or other information and samples sufficient to allow us to determine whether such equipment, supplies or inventory items meet our specifications. We may require that our representatives be allowed to inspect the facilities of the proposed supplier and revoke its approval upon the supplier's failure to meet any of our then current minimum standards and specifications. We may also require that samples from the proposed supplier be delivered, at no charge to us, either to us or to our designee for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test must be paid to us either by you or by the proposed supplier. We will notify you in writing within sixty (60) days of your request of our approval or disapproval of the proposed product or supplier, with such determination to be made is our sole and absolute discretion. You acknowledge and agree that our approval of any item or supplier of equipment, supplies or inventory not previously approved by us will not, in and of itself, make the supplier of that item an approved supplier for other FRULLATI CAFE AND BAKERY franchise owners in the System. We may, at our option, re-inspect the facilities and products of any approved supplier

         c. We will provide to you a list of all recommended and required items of equipment, fixtures, supplies, smallwares and interior decor. This list will be included in the Operations Manuals. Credit-worthy applicants may lease many of these items from third-party lenders. These items must be obtained only from designated approved suppliers as set forth in the Operations Manuals.

         d. At any time or from time to time, Franchisor may at its sole option engage in new product roll-outs to add to or change the menu items offered for sale in the Franchised Business and/or the ingredients or supplier of ingredients utilized in the preparation of the menu items sold in the Franchised Business (the "Roll-Out"). If Franchisor engages in a Roll-Out, Franchisee shall participate in the changes that are the subject of such Roll-Out, including, but not limited to, offering the new menu items, changing the menu items, changing to the new supplier of the ingredients utilized in the preparation of the menu items, and/or changing to the new ingredients utilized in the preparation of the menu items. If Franchisor engages in a Roll-Out, it will notify Franchisee in writing of the details of the Roll-Out and provide Franchisee sixty (60) days from said written notification to take the applicable actions required by the Roll-Out.

9.4      COMPLIANCE WITH LEGAL REQUIREMENTS AND GOOD BUSINESS PRACTICES.

         You must, at your sole expense, operate the Franchised Business in full compliance with all applicable laws, ordinances and regulations. You must pay all costs and expenses incurred by, and in the conduct of, the Franchised Business, including but not limited to, all rent, salaries, taxes, disbursements, license or permit fees, traveling expenses and any other business expenses. You must notify us in writing within three (3) days of the commencement of any action, suit or proceeding, or of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect your ability to operate, or your financial condition or that of the Franchised Business. Any such notice must be accompanied by a copy of the complaint, order, writ, injunction, award, decree or other similar document. You must, in all dealings with your customers, suppliers, the public, and us adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. You agree to refrain from any business practice that may be injurious to the System or the goodwill associated with the Proprietary Marks.

9.5      MAINTENANCE OF INSURANCE.

         At all times during the term of this Agreement, you must maintain in full force and effect comprehensive public liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in connection with the construction, ownership, operation or conduct of the Franchised Business. The insurance must also include coverage for product liability and fire claims.

         Such insurance coverage must be maintained under one or more policies of insurance (each of which shall be primary coverage and shall not be contributory or secondary to any other coverage) containing minimum liability limits of One Million Dollars ($1,000,000.00), combined single limit (or greater if applicable state laws or regulations require) for each occurrence. Such insurance policy or policies must be "occurrence" policies and not "claims made" policies; must not provide for a deductible greater than One Thousand Dollars ($1,000.00) in the aggregate and must provide that no act or omission of ours or of any officer, director or employee of ours or any affiliate of ours shall invalidate or diminish any coverage thereunder.

         Such insurance policies must be issued by insurance carriers rated AA or above. All liability insurance policies required by this Agreement must name us, our affiliates, and our respective officers, directors, and employees as additional insureds; must contain a waiver by the insurance carrier of all subrogation rights against us and our affiliates, and our affiliates' respective officers, directors and employees; and, must provide that we will receive thirty
(30) days prior written notice of termination, expiration, cancellation or modification of any such policy. Upon thirty (30) days notice to you, we may require you to increase the minimum coverage of the insurance referred to above as of the next renewal date of any policy, and require different or additional kinds of insurance at any time, including excess liability (umbrella) insurance, to reflect inflation, identification of special risks, changes in law or standards of liability, higher damage awards or other relevant changes in circumstances.

         You must furnish to us annually a copy of the certificate of insurance or other evidence thereof. We, at our option and in addition to our other rights and remedies under this Agreement, may, but will not be required to, obtain such insurance coverage on your behalf, and you must promptly execute any applications or other forms or instruments required to obtain any such insurance and pay to us, on demand, any costs and premiums incurred by us. Your obligation to obtain and maintain the insurance described above will not be limited in any way by reason of any insurance maintained by us, nor will your performance of such obligations relieve you of any obligations under SECTION 8.2 of this Agreement.

9.6      MANAGEMENT OF THE FRANCHISED BUSINESS.

         You are directly responsible for all aspects of operating the Franchised Business, and you agree that you will at all times use your best efforts to enhance the business of your FRULLATI CAFE AND BAKERY restaurant and the System. The Franchised Business must be personally managed and directly operated by either you or another partner, shareholder or member of your business organization, or a manager, who must have successfully completed the Initial Training Program referred to in SECTION 4.1 above.

         If any manager leaves your employment or if your principal owner desires to later delegate control over the operation of the Franchised Business, a replacement manager must be designated by you and must complete the Initial Training Program referred to in SECTION 4.1 above to our satisfaction. You must immediately notify us of any change in management or supervisory personnel.

9.7      CONFLICTING AND COMPETING INTERESTS.

         You agree that during the term of this Agreement, neither you, nor your officers, directors and holders of more than ten percent (10%) of your stock (if you are a corporation), nor your partners (if you are a partnership), nor your members who have a ten percent (10%) or greater interest (if you are a limited liability company), nor your designated manager will, directly or indirectly, maintain, engage in, have a controlling interest in, lend money to, consult with or otherwise assist any business that is engaged in the business of selling salads, sandwiches, soups, fresh baked goods blended fruit and vegetable drinks, and nutritional products and supplements. If any of the persons named above do not sign this Agreement under the heading "Acceptance of SECTIONS 7.1, 9.7, 14.5 and 14.7, then you agree to use your best efforts to obtain the execution by such person of a written agreement setting forth the foregoing in a form acceptable to us. You have a continuing obligation to obtain the execution of such written agreement.

9.8      INSPECTIONS BY FRANCHISOR.

         For the purpose of this SECTION 9.8, you must make available to us, or our agents, such financial and other information concerning the Franchised Business at such locations as we may reasonably request (including our office and including via your POS System), and you must permit us, or our agents, to have full and free access to such information at your FRULLATI CAFE

AND BAKERY restaurant during regular business hours without notice. Our agents and we will have the right to communicate freely with your employees, and make extracts from, and copies of, all such information. A representative of ours may make announced or unannounced inspections of your FRULLATI CAFE AND BAKERY restaurant to ensure compliance with all the requirements of this Agreement. You will permit our representative to inspect any part of the Franchised Business, including all books and financial accounts, at any time during normal business hours.

9.9      SHAREHOLDER GUARANTY.

         If you are a corporation or a limited liability company, each of your shareholders or members holding ten percent (10%) or more of any class of your stock or interests (and their respective spouses, if married) at the same time that you sign this Agreement, and as a condition to the legitimacy of this Agreement, must execute and deliver to us a Guaranty of Contract in the form of
EXHIBIT 4 attached to this Agreement and incorporated by reference.

         In the event any person who has not previously signed a Guaranty of Contract becomes the holder of ten percent (10%) or more of any class of your stock or ownership interests at any time after the execution of this Agreement, you must cause that person to immediately execute and deliver a Guaranty of Contract to us.

9.10     OWNERSHIP REPORTS.

         If you are a corporation, you must, upon execution of this Agreement, provide us with acceptable evidence that all certificates evidencing shares of your issued and outstanding capital stock bear the following legend (or such similar legend as we may designate in order to be in compliance with applicable law), reflecting or referring to such restrictions:

                  TRANSFER OF THIS CERTIFICIATE IS LIMITED BY THE TERMS AND CONDITIONS OF THE FRANCHISE AGREEMENT DATED BETWEEN KAHALA FRANCHISE CORP., A DELAWARE CORPORATION, AND

If you issue additional shares of your capital stock in the future, all certificates evidencing such shares must bear a like legend. If you are a partnership, a limited liability company or other entity, you must provide us with acceptable evidence that your partnership agreement or other organizational documents contain provisions acceptable to us prohibiting transfer of any partnership or other ownership interest in your entity, except in compliance with the terms of this Agreement. You must not cause or permit any such provision to be deleted or modified.

ARTICLE 10. ADVERTISING AND PROMOTION

10.1     ADVERTISING BY FRANCHISOR.

         We (or at our election a third party which may be an affiliate of ours) will administer an Advertising Fund that will include your Advertising Fees and those of other franchise owners in the System. If an affiliate of ours administers the Advertising Fund or places advertising in connection with the System, such affiliate may be paid a fee that will not exceed the fee that would be payable to unrelated third parties for comparable services. Unless required by applicable law, we will have no obligation to create a trust account, escrow account or other special account for the Advertising Fund, and the monies comprising the Advertising Fund may

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

be placed in our general account(s) if we desire. We may also reserve Advertising Fees for use in a subsequent year.

         We or our designee will direct all advertising and promotional programs. We will have sole discretion over all creative concepts, materials and media used in such programs and the placement and allocation of such programs. The Advertising Funds will be used for marketing, advertising, production and media expenses to promote the FRULLATI CAFE AND BAKERY name, System, products and services. We are entitled to receive the following from the Advertising
Fund: reimbursement of expenses, overhead, and employee salaries for services provided; and rent for office space provided to the fund. We are not required to use any specific amounts from the Advertising Fund in your market. However, we will use all amounts contributed by you to any Franchisor-approved regional advertising funds, if any (see SECTION 5.3) in the same geographic area in which your restaurant is located.

10.2     ADVERTISING BY FRANCHISEE.

         In addition to your Advertising Fees, if applicable, and your grand opening promotional advertising program required under SECTION 5.3 ABOVE, and unless your FRULLATI CAFE AND BAKERY restaurant is located in an enclosed shopping mall or other enclosed structure identified in SECTION 1.1 above, you agree to pay for a regular (white pages) and classified (Yellow Pages) telephone directory advertisement in the main directory distributed within your Territory, in such directory categories as we specify, utilizing forms of listing and classified directory advertisements approved by us. We also recommend that, in addition to your Advertising Fee, you spend at least two percent (2%) of your monthly gross sales on local advertising.

         You understand and acknowledge that the products currently offered by the Franchised Business are an impulse purchase, not a destination product. As such, your own local marketing and advertising should be developed to maximize your particular customer base. You should not rely upon a marketing program or plan by the Franchisor in the success or failure of your own Franchised Business.

         You must submit to us for our prior approval samples of all local advertising and promotional materials not prepared or previously approved by us. If written disapproval is not received by you within fifteen (15) days from the date of receipt by us of such materials, we will be deemed to have given the required approval.

         Under no circumstances may you use the name of a public figure in connection with the Proprietary Marks or the Franchised Business without our prior written consent. We retain the sole and exclusive right to use the name, services or likeness of any public figure or character in advertising, endorsing or recommending the System. However, with our prior written approval, you may use the name of a public figure in a bona fide endorsement or recommendation of the Franchised Business, but in such event, you will be solely responsible for the cost of such usage.

ARTICLE 11. ACCOUNTING PROCEDURES AND REPORTS

11.1     MAINTENANCE OF RECORDS.

         You shall keep full, complete, and accurate books and accounts in accordance with generally accepted accounting principles, and in the form and manner prescribed below or as from time to time further prescribed by us. You agree to submit reports and data to us electronically if we advise you to do so. Franchisee agrees:

         a. to submit to us on a Franchisor-approved form, on or before the close of business Monday of each week, a signed statement of weekly Gross Sales for the seven (7) day period ending at the close of business on the preceding Sunday;

         b. to submit to us, on or before the thirtieth (30th) day of each month, on a Franchisor-approved form, a profit and loss statement of the Franchised Business for the preceding calendar month prepared in accordance with generally accepted accounting principles;

         c. to submit to us, within ninety (90) days after the end of each calendar year, commencing with the opening of the FRULLATI CAFE AND BAKERY restaurant, on a Franchisor-approved form, a profit and loss statement for the year and a balance sheet (including a statement of retained earnings or partnership account) as of the end of the period;

         d. to submit to us, at the times required, such other periodic forms, reports and information as may from time to be time be prescribed by us;

         e. to preserve, in the English language and for the time periods set forth below, all accounting records and supporting documents relating to the Franchisee's operation of the FRULLATI CAFE AND BAKERY restaurant under this Agreement (referred to below as the "Records"), including:

         1.       daily cash reports;

         2.       cash receipts journal and general ledger;

         3.       cash disbursements journal and weekly payroll register;

         4. monthly bank statements, and daily deposit slips and canceled checks;

         5. all tax returns, including personal returns of Franchisee, its officers, shareholders, partners and members;

         6.       suppliers invoices (paid and unpaid);

         7.       dated cash register tapes (detailed and summary);

         8. semi-annual balance sheets and monthly profit and loss statements;

         9. daily production, throwaway and finishing records and weekly inventories;

         10.      records of promotion and coupon redemptions;

         11.      records of all outside sales; and

         12.      such other records as we may from time to time request.

         f. to record all sales on cash registers approved by us, as specified in the Operations Manuals;

         g. to file all federal and state tax returns of Franchisee on a timely basis and to provide copies of them to Franchisor. We may, where applicable, require that tax returns from all shareholders, members or partners of Franchisee be provided to us, if Franchisee is other than an individual;

         h. During the term of this Agreement, you shall preserve the Records for at least its current fiscal year and for the three (3) immediately preceding fiscal years. For three (3) years after the date of any transfer of an interest in this Agreement, the transferor of such interest will preserve the Records for its last three (3) fiscal years of operation under this Agreement. For three (3) years after the expiration of the term of this Agreement (or after any earlier termination), you shall preserve the Records for its last three (3) fiscal years of operation under this Agreement; and

         i. We will have the right to use (without identifying you except as required by law) any financial statements, sales reports, profit and loss statements or balance sheets provided by you in connection with our efforts to attract additional franchise owners to the System and, in connection therewith, you authorize us to disclose any information contained on such financial reports as may be required by any federal or state registration or disclosure law.

11.2     AUDIT BY FRANCHISOR.

         We will have the right, at any time during business hours, and with or without prior notice to you, to inspect and audit, or cause to be inspected and audited, the business records, cash control devices, bookkeeping and accounting records, sales and income tax records and returns and other records of the Franchised Business, and your corporate, partnership or limited liability company books and records (if you are a corporation, partnership or limited liability company).

         You agree that we may have access to any computers utilized by you for such purposes. You will fully cooperate with our representatives and independent accountants hired by us to conduct any such inspection or audit. In the event any such inspection or audit discloses an understatement of your Gross Sales for any period in question, you will pay to us, immediately after receipt of the inspection or audit report, any additional Royalty Fees or Advertising Fees due as a result of any such understatement, plus interest at the Default Rate from the date originally due until the date of payment.

         In addition, in the event such inspection or audit is made necessary by your failure to furnish reports, supporting records or other information, as required herein, or to furnish such reports, records or information on a timely basis, or if an understatement of Royalty Fees or Advertising Fees for the period of any audit (which shall not be for less than one month) is determined by any such audit or inspection to be five percent (5%) or greater, you must reimburse us for such audit or inspection, including the charges of any independent accountants and/or attorneys and the travel expenses, room, board and compensation of such accountants and/or attorneys, and our employees.

         The remedies in this SECTION 11.2 will be in addition to all our other remedies and rights under this Agreement or under applicable law.

11.3     OWNERSHIP INFORMATION.

         You must provide us with a list of the name, address, phone number, social security number, and ownership information of each officer, director, shareholder, partner, member (and of each officer, director and shareholder of a corporate partner) or any other person directly or indirectly holding an ownership interest in you on the Ownership Information Sheet attached to this Agreement as EXHIBIT 1. You must advise us in writing of any changes in such information within five (5) days after such change is effective.

ARTICLE 12. ASSIGNMENT, SALE OR TRANSFER

         SECTIONS 12.1 through 12.4 apply to all transfers, except transfers by Franchisor, which are described in SECTION 12.5.

12.1     PRIOR CONSENT OF FRANCHISOR TO ASSIGNMENT

         a. For the purpose of this Agreement, "transfer" is defined as any act or circumstance by which ownership or control is shifted in whole or in part from any individual or entity to another; including, if Franchisee is a corporation, any changes in the present ownership of the stock of Franchisee (as of the Effective Date of this Agreement) or the issuance of additional stock of Franchisee and, if Franchisee is a partnership, limited liability company, or limited liability partnership, any change in or addition of partners or members.

         b. We are entering into this Agreement based upon our knowledge of and faith in the ability of Franchisee. Therefore, this Agreement and all the rights granted by it are personal to Franchisee and may not be assigned or transferred by Franchisee without the prior written consent of Franchisor. Any attempt to assign or transfer any right under this Agreement, or any interest in any entity holding an interest in this Agreement, without the prior written consent of Franchisor, will be null and void; and will give us the right to terminate this Agreement and your rights under it, in addition to any remedies which we may have for the breach of this covenant by reason of an attempted assignment or transfer.

         c. We shall not unreasonably withhold our consent to an assignment or transfer, so long as it is shown to the satisfaction of Franchisor that the proposed transferee can perform a franchisee's obligations under this Agreement, or the current form of agreement then required of new franchisees (the choice of which form of agreement applies will be made by Franchisor in its sole discretion), and the conditions of this Agreement or the current form of agreement then required of new franchisees are complied with.

12.2     ADVANCE NOTICE OF PROPOSED TERMS AND RIGHT OF FIRST REFUSAL

         a. If you, or any shareholder, member or partner of Franchisee, has received and desires to accept a signed bona fide written offer from a third party to purchase Franchisee's rights under this Agreement, or any part it, and before making any binding commitment regarding such transfer, you shall notify us and provide us with a complete copy of the offer which must include for every proposed transferee: (1) Name, address and telephone number; (2) business experience and present occupation; and (3) credit rating and financial status. Franchisee must also include information as to the identity of all who will own an interest in this Agreement or in the Franchised Business after the completion of the transfer, their respective interests, and the proposed terms and conditions of sale and payment.

         b. Franchisor shall have the right and option, exercisable within thirty (30) days after the date Franchisor receives its copy of the offer, to purchase the interest proposed to be transferred, at the price and upon the same terms and conditions specified in the notice.

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

         c. If Franchisor does not exercise this option, and the terms of the unaccepted offer are altered, we must, in each such instance, be notified by Franchisee of the changed offer; and we will again have thirty (30) days to exercise our right to purchase on the altered terms. If Franchisor does not exercise its option, then the transfer may take place on the terms and price set forth in the notice; provided (1) Franchisor gives its written consent, (2) the transfer takes place no later than six (6) months from receipt of Franchisor's written refusal to exercise its option to purchase, and (3) all the conditions set forth in SECTION 12.3 below are satisfied.

12.3     REQUIREMENT FOR CONSENT TO TRANSFER

         If a transfer of all or a partial interest in this Agreement or in the Franchised Business is proposed and Franchisor does not exercise its right to purchase pursuant to the preceding Section, then Franchisor will consent to the transfer provided that:

         a. Each transferee is financially acceptable, not associated with a competitor of Franchisor, is of good moral character and reputation, and meets Franchisor's criteria, which includes: work experience and aptitude; ability to devote time and best efforts to the Franchised Business; residence in the locality where the Franchised Business is located; equity interest in the Franchised Business; literacy and fluency in the English language sufficient in the opinion of Franchisor to communicate with employees, customers and suppliers and to satisfactorily complete Franchisor's training; no conflicting interests; and other criteria and conditions that Franchisor applies to new franchisees;

         b. Following an analysis of the terms and conditions of the proposed transfer (the "Terms"), Franchisor, in its sole discretion, concludes that the Terms will not interfere with the financial feasibility of the future operation of the Franchised Business;

         c. Each transferee shall have completed the Initial Training Program required under SECTION 4.1 of this Agreement;

         d. Each transferee enters into all current forms of agreements then being required of new franchisees with Franchisor. Unless a longer period is agreed upon between Franchisor and the transferee, the term of the transferee's franchise agreement shall be for the unexpired term of this Agreement; and unless a longer term is agreed upon by Franchisor, the transferee will not pay an Initial Franchise Fee as provided in SECTION 5.1 of this Agreement;

         e. All obligations of Franchisee under this Agreement are fully paid and satisfied, Franchisee is not in default under any provisions of this Agreement or any other agreement with Franchisor; and Franchisee and transferee enter into a written Assignment of Franchise Agreement with Franchisor, including (except where prohibited by law) a general release by Franchisee of all claims against Franchisor;

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

         f. You or the transferee shall have paid to us a non-refundable Transfer Fee in the amount of (i) Twenty Thousand Dollars ($20,000.00) if the assignment or sale is consummated prior to the expiration of 24 months from the Effective Date of this Agreement, or (ii) Seven Thousand Five Hundred Dollars ($7,500.00) if the assignment or sale is consummated after 24 months from the Effective Date of this Agreement;

         g. In addition to the Transfer Fee in SECTION 12.3(F) above, Franchisee shall pay to Franchisor a non-refundable Training Fee of Two Thousand Five Hundred Dollars ($2,500.00) to cover the Franchisor's costs and expenses in providing the necessary training for the transferee of Franchisee;

         h. The transferee agrees to complete all remodeling and improvements as required by us, within the time period specified by us; and

         i. Franchisee and any transferee agree not to assert any security interest, lien, claim or right now or in the future in this franchise, or the franchise granted to the transferee. Any security interest, lien, claim or right asserted with respect to any personal property at the Site identified in SECTION
1.1 must not include any after-acquired property and must be subject, junior and subordinate to any security interest, lien, claim or right now or in the future asserted by Franchisor, its successors or assigns.

12.4     DEATH OR INCAPACITY OF FRANCHISEE

         a. In the event of the death or incapacity of an individual Franchisee, or of any shareholder, partner, or member in a franchise which is a business entity, the legal representative of the individual Franchisee, or of the surviving shareholders, partners, or members in case of a business entity, may for a period of ninety (90) days from the date of death or incapacitation continue to operate the Franchised Business, provided that the operation is conducted in accordance with the terms of this Agreement and any other agreements with Franchisor.

         b. If a representative of Franchisee desires to continue the operation of the Franchised Business beyond the ninety (90) day period, then prior to the expiration of this period, the legal representative of the individual Franchisee or the shareholder, partner, or member of Franchisee must apply jointly with all surviving shareholders, partners, or members in writing, for the right to transfer the Franchised Business (or the interest of the deceased or incapacitated shareholder, partner, or member in the Franchised Business in the case of a business entity), to the person or persons (whether spouse, heir, devisee, purchaser, surviving shareholder, partner, member, corporation, or any other person), as the legal representative and the surviving shareholders, partners, or members may specify. The application for transfer will be treated in the same manner as any other proposed transfer under this Agreement.

         c. If the legal representative and all surviving shareholders, partners or members (if any) do not comply with the provisions of the preceding paragraph, or do not propose a transferee acceptable to us under the standards set forth in this Agreement, all rights licensed to Franchisee under this Agreement will terminate immediately and automatically revert to Franchisor. Franchisor shall have the right and option, in its sole discretion, exercisable upon such termination, to purchase all removable furniture, fixtures, signs,

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

equipment and other chattels, but not leasehold improvements, at a price to be agreed upon by the parties or, if no agreement as to price is reached by the parties, at such price as may be determined by a qualified appraiser, approved by both parties, such approval not to be unreasonably withheld. Franchisor shall give notice of its intent to exercise the option no later than twenty-one (21) days prior to termination.

12.5     ASSIGNMENT BY FRANCHISOR.

         You agree and affirm that we may, without your prior consent, sell ourselves, our assets, our Proprietary Marks and/or our System to a third-party; may go public; may engage in private placement of some or all of our securities; may merge, acquire other corporations, or be acquired by another corporation; and/or may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring. You further agree and affirm that we have the right, now or in the future, without your prior consent, to purchase, merge, acquire or affiliate with an existing competitive or non-competitive franchise network, chain or any other business regardless of the location of that chain's or business' facilities, and to operate, franchise or license those businesses and/or facilities as FRULLATI CAFE AND BAKERY restaurants operating under the Proprietary Marks or any other marks following our purchase, merger, acquisition or affiliation, regardless of the location of these facilities, which you acknowledge may be proximate to your Franchised Business, but not within your exclusive Territory identified in SECTION 1.1 above. With regard to any of the above sales, assignments and dispositions, you expressly and specifically waive any claims, demands or damages arising from or related to the loss of our name, Proprietary Marks (or any variation thereof) and System and/or the loss of association with or identification of Kahala Franchise Corp. (dba FRULLATI CAFE AND BAKERY) as us under this Agreement.

         This Agreement will inure to the benefit of the successors and assigns of Franchisor. In conjunction with one or more of the transactions contemplated above or as otherwise determined by us, we have the right to assign our rights and obligations under this Agreement to any person or entity, without your prior consent. Upon such assignment, we will be relieved of all obligations or liabilities then existing or thereafter able to be asserted under this Agreement.

12.6     RESTRICTIONS ON SECURITY INTERESTS AND SUBFRANCHISING.

         Except as otherwise set forth below, you shall not in any event have the right to pledge, encumber, hypothecate or otherwise give any third party a security interest in this Agreement in any manner whatsoever, nor subfranchise or otherwise Transfer, or attempt to subfranchise or otherwise Transfer the Franchised Business so long as it is operated as the Franchised Business, or to Transfer or subfranchise a portion, but not all, of your rights hereunder without the express prior written permission of Franchisor, which permission may be withheld for any reason whatsoever in Franchisor's sole discretion. Notwithstanding anything contained herein to the contrary, you shall have the right to pledge your accounts receivable, net of royalties and rent, without our prior written consent for the sole purpose of obtaining financing for the operation of the Franchised Business provided you are in full compliance with all of the terms and conditions of this Agreement, and any other agreement, arrangement or understanding with us.

ARTICLE 13. RENEWAL OF FRANCHISE

         Subject to the terms and conditions described below, you will have the right to renew your license to operate the Franchised Business for the shorter of the following: (i) ten (10) years; or (ii) the term of the new lease for the Premises of the Franchised Business, including any renewal options thereto. In the event you desire to renew your license, you must give us written notice to that effect at least one hundred twenty (120) days prior to the expiration date of the Term. In addition to giving the written notice of renewal referred to above in a timely manner, in order to have the right to renew the license to operate the Franchised Business for an additional term, you must also meet each of the following requirements:

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

         a. You must not then be in default under this Agreement, and no event shall have occurred that, with the giving of notice, the passage of time, or both, would constitute a default under this Agreement;

         b. You must be in complete compliance with the terms of this Agreement and the then-current Operations Manuals;

         c. You must not have received more than three (3) written notices of default or breach of this Agreement during its term, nor more than two (2) such notices during the five years immediately preceding the Effective Date of the proposed renewal;

         d. You must have the existing right to maintain possession of the Premises of your FRULLATI CAFE AND BAKERY restaurant for a term co-extensive with the term of the renewal, or you must have secured and developed suitable substitute premises approved by us;

         e. You and we must execute a renewal franchise agreement (which will be in the form of the franchise agreement then customarily used by us in the granting of franchises in connection with the System) and all other agreements, legal instruments, and documents then customarily used by us in the granting of franchises in connection with the System. The renewal franchise agreement will not provide for the payment of an Initial Franchise Fee, and its terms may differ from the terms of this Agreement. The renewal franchise agreement will supersede this Agreement, but will not terminate your liability to perform any obligations which you have not yet performed under this Agreement, or which survive the termination of this Agreement; nor will the renewal franchise agreement terminate or supersede any Guaranty of Contract or Confidentiality Agreement executed pursuant to this Agreement;

         f. The equipment, fixtures and signage used in connection with the operation of the Franchised Business must either meet our then-existing specifications and standards, or you must agree to replace or refurbish such items, and otherwise modify the methods of operation of the Franchised Business at your cost, in order to comply with our specifications and standards then applicable to new franchise owners;

         g. You must be current on all financial obligations to us;

         h. You shall have paid to us a Renewal Fee in the amount of Five Thousand Dollars ($5,000.00);

         i. You must, except where prohibited by law, release all past and present claims against us; and

         j. You must sign the current form of Franchise Agreement and other agreements then being required of new franchisees, and return these agreements, properly executed, before the expiration of this Agreement.

         If you do not meet any of the requirements for renewal, we will give you a written notice to that effect which will specify the requirements not met. The written notice will be given to you within sixty (60) days after you deliver to us your written notice of intent to renew.

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ARTICLE 14. DEFAULT AND TERMINATION 14.1 DEFAULT; TERMINATION.

         Franchisee will be in default under this Agreement:

         a. If Franchisee becomes insolvent or makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Franchisee, or if such a petition is filed against and consented to by Franchisee, or is not dismissed within thirty (30) days; or if Franchisee is adjudicated bankrupt; or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and is consented to by Franchisee or is not dismissed within thirty (30) days; or if a receiver or other custodian is appointed; or if proceedings for composition with creditors under any state or federal law is instituted by or against Franchisee; or if the real or personal property of the Franchised Business is sold at levy thereupon by any sheriff, Marshall or constable;

         b. If Franchisee fails to pay, perform, observe or comply with any of Franchisee's duties and obligations under this Agreement, including failure to pay any sum due Franchisor under this Agreement (including, but not limited to, Royalty Fees and Advertising Fees); or if Franchisee fails to carry out in all respects its obligations under any lease, sublease, mortgage, equipment agreement, promissory note, vender account, conditional sales contract or other contract materially affecting the Franchised Business, to which the Franchisee is a party or by which Franchisee is bound, whether or not we are a party thereto;

         c. If Franchisee's lease or sublease for the Premises of the Franchised Business is terminated for reason of default by Franchisee;

         d. If you fail within thirty (30) days of the entry of a final judgment against Franchisee in an amount exceeding Two Thousand Dollars ($2,000) to discharge, vacate or reverse the judgment or to stay its execution pending appeal, or to discharge any judgment which is not vacated or reversed within thirty (30) days after expiration of the stay of execution;

         e. If we determine that a serious health or safety problem exists at the Franchised Business, in which case, we may require you to immediately correct the problem or cease operating until the problem is corrected;

         f. If you are convicted of a felony, a crime involving moral turpitude, or any other crime or offense that is reasonably likely to adversely affect the System, the Proprietary Marks, the goodwill associated therewith, or our interest therein;

         g. If you abandon the Franchised Business;

         h. If you close or relocate the Franchised Business, without the express advance written consent of Franchisor;

         If you fail to maintain an independent contractor relationship with Franchisor;

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

         j. If you have negligently or knowingly either inaccurately reported or failed to report any information as part of your application or qualification as a Franchisee;

         k. If Franchisee or any of its principals commit an act, or permit an act to be committed, which violates any federal, state or local law which adversely impacts the Franchised Business;

         l. If you fail to participate in any Roll-Out detailed in SECTION 9.3 of this Agreement after 60 days elapses from the date we notify you of the Roll-Out;

         m. If Franchisee violates any of the provisions of SECTIONS 2.3, 3.2, 9.2, OR 9.3 including, but not limited to, selling only those products and services authorized by Franchisor, purchasing such authorized products only from suppliers who are approved in writing by Franchisor, and utilizing and/or switching to any of Franchisor's designated approved and/or exclusive suppliers, including a supplier who has entered into a national or regional master supplier agreement with Franchisor; or

         n. If you Transfer or attempt to Transfer any rights or obligations under this Agreement to any third party in violation of the provisions of
ARTICLE 12 of this Agreement.

14.2     OPPORTUNITY TO CURE.

         THIRTY DAY CURE PERIOD - Except as otherwise provided in this SECTION 14.2, you will have the right to cure your default under this Agreement within thirty (30) days after written notice of default from us is received or refused, as the case may be. Notwithstanding the foregoing, the following lesser periods will apply under the circumstances described:

         a. SEVEN DAY CURE PERIOD - A seven (7) day cure period will apply if you fail, refuse, or neglect to pay when due to us any monies owing to us (including, but not limited to, Royalty Fees and Advertising Fees), or to any Advertising Fund, or if you fail to maintain the insurance coverage set forth in this Agreement;

         b. 24 HOUR CURE PERIOD - A twenty-four (24) hour cure period will apply to the violation by you of any law, regulation, order or our standards relating to health, sanitation or safety; or if you cease to operate the Franchised Business for a period of forty-eight (48) hours without the prior written consent of Franchisor; provided, however, that if the Franchised Business is abandoned, no cure period will apply.

         c. NO CURE PERIOD - No cure will be available (1) if Franchisee is in default under or breaches its covenants or obligations under SECTIONS 9.7, 14.1(A), 14.1(C), 14.1(F), 14.1(G), OR 14.1(H), or (2) if Franchisee
intentionally underreports weekly Gross Sales, falsifies financial data, fails to promptly provide upon Franchisor's request financial data and records specified in this Agreement, or otherwise commits an act of fraud with respect to its rights or obligations under this Agreement; or (3) if Franchisee is in default under or breaches its covenant against competition set forth in SECTION
14.5 of this Agreement; or (4) if Franchisee is in default under or breaches its covenant to observe and obey all applicable laws, rules, ordinances and regulations set forth in SECTION 9.4, or (5) if Franchisee repeatedly fails to comply with the provisions of this Agreement, whether or not subsequently cured; or (6) if Franchisee, having

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

twice previously cured a default or breach of this Agreement, commits the same breach or default again.

         STATUTORY CURE PERIOD - If a statute in the state in which the Franchised Business is located requires application of that state's law, and that state's statute requires a cure period for the applicable default which is longer than any cure period specified in this ARTICLE 14, the statutory cure period will apply.

14.3     REMEDIES

         a. INTEREST AND COSTS - If you fail to remit when due any payments required under this Agreement, you agree to pay, in addition to the unpaid amounts, all collection costs, reasonable attorneys' fees, and interest on the unpaid amounts at eighteen percent (18%) per annum or the highest permissible rate. If you fail to cure a default, following notice, within the applicable time period set forth in SECTION 14.2, or if this Agreement is terminated as a result of your default, you shall pay to us all damages, costs and expenses, including, without limitation, interest at eighteen percent (18%) per annum, or the highest permissible rate, and reasonable attorneys' fees and costs, incurred by us as a result of any such default or termination; and the interest and all damages, costs and expenses, including reasonable attorneys' fees, may be included in and form part of the judgment awarded to us in any proceedings brought by us against you.

         b. WAIVER OF PUNITIVE DAMAGES - Both Franchisor and Franchisee waive to the full extent permitted by law, any right they otherwise may have had to claim, pursue, demand or receive any exemplary or punitive damages arising out of or related in any way to the business relationship created by this Agreement and its addenda, appendices, exhibits and attachments.

         c. If you breach or default in any of the terms of this Agreement, we may enforce it by injunction, specific performance, or any other remedy available under this Agreement, at law or in equity, including termination. These remedies are not exclusive and we may use any other remedy available. In addition, we may elect to terminate this Agreement and all Franchisee's rights under it as set forth in SECTION 14.4. If we become aware of a serious health or safety problem in the Franchised Business, we may require you to immediately take corrective action and/or cease operations until the problem is remedied. We may terminate this Agreement immediately upon notice if you fail to cease operations as required, or fail to completely correct the problem within twenty-four (24) hours after receipt of notification from us; or if you refuse to accept or pick up the notification, then after delivery (as defined in SECTION 15) of notification from us.

         d. If you breach or default in any of the terms of this Agreement, we have the right to have a receiver appointed to take possession, manage and control the assets of the Franchised Business, collect the profits, and pay the net income for the operation of the Franchised Business as ordered by a court of competent jurisdiction. The right to appoint a receiver will be available regardless of whether waste or danger of loss or destruction of the assets exists, and without the necessity of notice to Franchisee.

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

14.4     EFFECT OF TERMINATION OR EXPIRATION.

         If you fail to cure any default to our satisfaction, within the applicable period following notice from us, we may, in addition to all other remedies at law or in equity or as otherwise set forth in this Agreement, immediately terminate this Agreement. This termination will be effective immediately upon receipt (or delivery, as defined below, if you refuse or fail to pick up the notice) of a written notice of termination from us.

         Notwithstanding the foregoing, this Agreement will immediately terminate upon the occurrence of any event set forth in SECTIONS 9.7, 14.1(A), 14.1(C), 14.1(G) OR 14.1(H), without notice or opportunity to cure or notice of termination. Upon termination or expiration of this Agreement, we can advise all suppliers of FRULLATI CAFE AND BAKERY proprietary food items and other supplies bearing any of the Proprietary Marks or service marks to cease delivering the items and products to you.

         Upon any termination of this Agreement (whether pursuant to SECTIONS 14.1, 14.2 or 14.3 above or otherwise), or upon expiration of the Term, you must immediately cease to hold yourself out to the public as a franchise owner of the System, and you must comply with the following:

         a. Immediately pay to us or any affiliate of ours all sums owing from you to us or such affiliate, including the monthly Royalty Fees and Advertising Fees, for any period prior to the date of termination, and all amounts owed for services and/or supplies or other items purchased by you from us or any affiliate of ours, or that were financed by us or any affiliate of ours, or which we or any affiliate of ours loaned to you, together with any interest or late fees accrued thereon;

         b. Immediately cease to use, by advertising or in any manner whatsoever, the Proprietary Marks, any trade secrets, any confidential information, any benefits of the System or any part thereof, any methods associated with the Proprietary Marks or the System, any forms, Operations Manuals, slogans, signs, sign posts, marks, symbols, or devices used in connection with the operation of the Franchised Business, or any Proprietary Information; and you must deliver all such materials to us within ten (10) days of the termination date;

         c. Immediately turn over to us in good condition, without charge to us, the Operations Manuals and all copies or reproductions thereof, all advertising materials, stationery and printed forms of the Franchised Business, and all other Proprietary Information relating to the operation or business goodwill of the Franchised Business. If we do not recover any such items, such items shall be valued at their then-current replacement cost, for purposes of determining the damages owing by you to us for failure to return such items, if we pursue a damage claim as a result thereof;

         d. Immediately discontinue all advertising as a franchise owner of the System, and thereafter refrain from any advertising that would indicate that you are or ever were a franchise owner or licensee of ours, or otherwise were affiliated with us or the System;

         e. Immediately take such steps as may be necessary or appropriate to:

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

                           (i) delete your listing in the yellow pages or any
                  other directory, if applicable, and terminate any other listings which might indicate that you are or were a franchisee or licensee of ours, or otherwise were affiliated with us or the System; and

                           (ii) transfer to our designee or us any telephone
                  numbers used by you in connection with the Franchised Business. You acknowledge that between you and us, we have the sole right to the interest in all telephone numbers and directory listings associated with any Proprietary Marks, and you authorize us and appoint us and any officer or agent of ours, as your attorney-in-fact, to direct the telephone company and all listings agencies to accept such direction, or this Agreement, as conclusive evidence of our exclusive rights in such telephone numbers and directory listings and its authority to direct their transfer;

         f. Immediately take such action as may be required to cancel all fictitious or assumed names or equivalent registrations relating to your use of any Proprietary Mark. You acknowledge that between you and us, we have the sole right to the interest in all such fictitious or assumed names or equivalent registration, and you authorize us and appoint us and any officer or agent of ours as your attorney-in-fact, to effect the termination or cancellation of such fictitious or assumed names or equivalent registrations should you fail or refuse to do so, and the appropriate federal, state, and local agencies may accept your direction or this Agreement as conclusive evidence of our exclusive rights in such fictitious or assumed names or equivalent registrations, and its authority to direct their termination or cancellation.;

         g. Comply with the confidentiality requirements and the covenant against competition in this Agreement for the specified period. Franchisee acknowledges that he/she, or (if an entity) its, authorized representative has carefully reviewed the confidentiality requirements and the covenant against competition in this Agreement; and that Franchisee has agreed to be bound by all the requirements and covenants;

         h. Maintain at a place made known to us all books, records and reports required under this Agreement for a period of not less than three (3) years after the date of termination or expiration of this Agreement, to allow us to make a final inspection of your books and records for the purpose of verifying that all amounts owing have been paid; and

         i. Furnish to us, within thirty (30) days after the effective date of termination or expiration of this Agreement, evidence satisfactory to us regarding your compliance with the foregoing obligations.

         If you fail to do any of the foregoing, we may pursue against you and/or any guarantor of your obligations under this Agreement any remedy available at law or in equity.

         We have the right, but not the obligation, to purchase from you any assets or property (but not leasehold improvements) used in the operation of the Franchised Business that we may specify, at fair market value as of the time of termination, exclusive of personalized materials with no value to us, and inventory and supplies not reasonably required in the operation of the Franchised Business. If Franchisee and Franchisor cannot agree upon a purchase price, then the purchase price will be the average of three independent appraisals of the Franchised Business. Franchisor and Franchisee shall each select an appraiser qualified to evaluate a business of this kind and the third appraiser will be one agreed upon by the other two appraisers. If a price cannot be arrived at within sixty (60) days after the termination of this Agreement, then Franchisor may withdraw its election to exercise its option under this
SECTION 14.4.

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

14.5     CONFIDENTIALITY; COVENANT NOT TO COMPETE.

         a. You acknowledge that much of the information imparted to you by us is confidential, constitutes trade secrets and remains the sole exclusive property of Franchisor. Confidential Information includes: (1) ingredients, recipes, and methods of preparation of food products; (2) methods of operation of FRULLATI CAFE AND BAKERY restaurants; (3) information about products, services, or procedures before they become public knowledge; and (4) other information disclosed to you through confidential notifications and the confidential Operations Manuals. You further acknowledge that our Confidential Information and trade secrets are unique and novel to Franchisee. You shall not disclose any such information, except as authorized by us. You shall return all materials such as manuals (including the Operations Manuals), recipes, menus, brochures and the like, and other materials received from us, to us upon the termination of this Agreement for any cause.

         b. Before disclosing Confidential Information or trade secrets to its employees or other representatives, Franchisee shall require those people to sign confidentiality agreements in a form supplied by, or approved by, Franchisor, binding those people not to disclose the information except as may be authorized in the agreement. You agree you will take all steps necessary at your own expense, to protect the Confidential Information and trade secrets mentioned in this Agreement. Neither Franchisee nor any employee of Franchisee will divulge this information to anyone without our prior written consent.

         c. During the term of this Agreement and for a period of two (2) years after its termination for any cause, Franchisee shall not engage in any business in competition with any FRULLATI CAFE AND BAKERY restaurant. The provisions of this Agreement bind Franchisee in any capacity, including as a franchisee, sole proprietor, partner, limited partner, member, employer, franchisor, stockholder, officer, director or employee. For purposes of this paragraph, "competition" means the franchising, ownership, or operation of a restaurant similar to a FRULLATI CAFE AND BAKERY outlet at the location identified in SECTION 1.1 of this Agreement, or within a geographical area consisting of: (1) during the term of this Agreement, anywhere else; and (2) after termination of this Agreement, a ten (10) mile radius from the location of any FRULLATI CAFE AND BAKERY restaurant of Franchisor, its third party licensees or its third party franchisees, including the restaurant licensed by this Agreement. The terms "FRULLATI CAFE AND BAKERY restaurant" and "FRULLATI CAFE AND BAKERY outlet" include not only the restaurants and outlets now in existence, but also those established at a later date. The term of this covenant will be extended by any time consumed in litigation to enforce it in both trial and appellate courts. If a court of competent jurisdiction determines that the restrictions in this paragraph are excessive in time, geographic scope, or otherwise, the court may reduce the restriction to the level that provides the maximum restriction allowed by law.

         d. During the Term of this Agreement, and for a period of two (2) years after its expiration or termination for any cause, you shall not divert or attempt to divert any business, customers, or potential customers of the FRULLATI CAFE AND BAKERY System to any competitor, by direct or indirect inducement or otherwise. In addition, you shall not at any time do or perform any act, directly or indirectly, which harms the goodwill or reputation of Franchisor or the System.

         e. If you, any of your officers, directors or shareholders (if you are a corporation), or any of your members or managers (if you are a limited liability company), or any partner of yours (if you are a partnership), ("Restricted Person(s)") have not signed this Agreement under the heading "Acceptance of SECTIONS 7.1, 9.7, 14.5, and 14.7 or is not a party to this

Agreement, you agree that you will use your best efforts to cause such Restricted Persons to execute an agreement in a form and substance acceptable to us, which incorporates the provisions set forth in this SECTION 14.5 and in SECTIONS 7.1, 9.7, and 14.7 of this Agreement. This will be a continuing obligation on your part, and will apply to any person who becomes a Restricted Person at any time during the Term of this Agreement.

14.6     CONTINUING OBLIGATIONS.

         All our obligations that expressly survive the expiration or termination of this Agreement, or by the implicit nature thereof require performance after the expiration or termination of this Agreement, will continue in full force and effect (subsequent to, and notwithstanding, the expiration of the Term or termination of this Agreement), until they are satisfied in full or by their nature expire.

14.7     RIGHT TO USE.

         Upon any expiration of the Term or termination of this Agreement, we will have the exclusive right to use and incorporate in the System, for the benefit of ourselves and other franchise owners in the System, any modifications, changes and improvements developed or discovered by you or any Restricted Person in connection with the Franchised Business, without liability or obligation to the developer thereof.

14.8     REMEDIES.

         Upon violation of any of the covenants contained in this ARTICLE 14, it may be difficult to determine the resulting damages to us, and therefore, in addition to any other remedies we may have, we will have the right to make application in a court of competent jurisdiction for temporary and permanent injunctive relief, without the necessity of proving actual damages.

ARTICLE 15. NOTICES

         All notices specified by this Agreement or required by law must be in writing and given by personal delivery or sent by certified mail, return receipt requested to the address(es) set forth at the beginning of this Agreement or to such other address(es) as the parties may designate in writing prior to the giving of any notice. Notices to Franchisee may also be given at the location of the Franchised Business or any franchised restaurant/outlet of Franchisee; or at the residence of Franchisee (if an individual), or at the residence of the principal shareholder(s), partner(s), or member(s) of Franchisee (if a business entity). Notices will be deemed to be "delivered" when actually left in the custody of an adult agent, employee or resident at a place of business or residence if given by personal delivery; or if given by certified mail, when deposited with the U.S. Postal Service with proper address and postage paid.

ARTICLE 16. CONSTRUCTION AND ENFORCEMENT; MISCELLANEOUS

16.1     INDEPENDENT CONTRACTORS.

         The relationship between Franchisor and Franchisee is that of independent contractors. Franchisee is in no way to be deemed a partner, joint venturer, agent, employee, or servant of Franchisor. You have no authority to bind Franchisor to any contractual obligation or incur any liability for or on behalf of Franchisor. You shall install a sign within the Franchised Business, at a location and in a form designated by us, indicating that you are an independent contractor and are

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

the owner of the Franchised Business. You shall identify yourself as an independent owner of the Franchised Business in all dealings with customers, lessors, contractors, suppliers, public officials, employees, and others. You shall put notices of this independent ownership on signs, forms, stationery, advertising, and other materials as we may at any time require.

16.2     SEVERABILITY AND SUBSTITUTION OF PROVISIONS.

         Except as provided to the contrary in this Agreement, each Article, Section, subsection, term and provision of this Agreement, and any portion thereof, will be considered severable, and if, for any reason, any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, non-appealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which we are a party, that ruling will not impair the operation of, or have any other effect upon, such other portions of this Agreement as may otherwise remain valid, and such other portions will continue to be given full force and effect and bind the parties to this Agreement.

         If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of, or refusal to renew, this Agreement than is required under this Agreement, or the taking of some other action not required under this Agreement, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard or operating procedure prescribed by us is invalid or unenforceable, the prior notice and/or other action required by such law or rule will be substituted for the comparable provisions of this Agreement, and we will have the right, in our sole discretion, to modify such invalid or unenforceable provision, specification, standard or operating procedure to the extent required to be valid and enforceable. You agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision of this Agreement, as though it were separately stated in and made a part of this Agreement, that may result from striking from any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which we are a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order. Such modifications to this Agreement shall be effective only in such jurisdiction, unless we elect to give them greater applicability, and otherwise shall be enforced as originally made and entered into in all other jurisdictions.

16.3     APPLICABLE LAW AND FORUM; WAIVER OF JURY

         Except to the extent that the United States Trademark Act of 1946, as amended (15 U.S.C., ss. 1051 et seq.) or the franchising laws of any state that may be applicable, the laws of the State of Arizona govern all rights and obligations of the parties under this Agreement. Franchisor and Franchisee agree that any appropriate state or federal court located in Maricopa County, Phoenix, Arizona has exclusive jurisdiction over any case or controversy arising under or in connection with this Agreement and is the proper forum in which to adjudicate the case or controversy. The parties hereto irrevocably submit to the jurisdiction of any such court. THE PARTIES AGREE THAT ALL DISPUTES ADMITTED TO THE COURT PURSUANT TO THIS SECTION SHALL BE TRIED TO THE COURT SITTING WITHOUT A JURY, NOTWITHSTANDING ANY STATE OR FEDERAL CONSTITUTIONAL OR STATUTORY RIGHTS OR PROVISIONS.

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

16.4     NO GUARANTEE OF FRANCHISEE'S SUCCESS.

         Franchisee has been informed and acknowledges its understanding that because of the highly competitive nature of the business involved, successful operation of its FRULLATI CAFE AND BAKERY restaurant in its Territory will depend in part, upon the best efforts, capabilities, management, and efficient operation by Franchisee; as well as the general economic trend and other local marketing conditions.

16.5     EXISTENCE OF VARIOUS FORMS OF FRANCHISE AGREEMENTS.

         Franchisee acknowledges that present and future franchisees of Franchisor and Franchisor's area licensors operate under a number of forms of franchise agreements and consequently, Franchisor's obligations and rights with respect to its various franchisees may differ materially in certain instances. The existence of different forms or versions of the franchise agreement does not entitle Franchisee to benefit from any such difference; nor does it operate to alter or amend the agreement of the parties set forth in this Agreement.

16.6     FRANCHISE OWNER MAY NOT WITHHOLD PAYMENTS.

         You agree that you will not, on grounds of alleged or actual nonperformance or breach by us of any of our obligations under this Agreement, withhold payment of any Royalty Fees, Advertising Fees, amounts due to us or any of our affiliates for goods and/or services purchased by you, or any other amounts due us or any of our affiliates.

16.7     REMEDIES ARE CUMULATIVE.

         The rights and remedies of the parties to this Agreement are cumulative, and no exercise or enforcement by either party of any right or remedy under this Agreement shall preclude the exercise or enforcement by such party of any other right or remedy under this Agreement to which such party may be entitled by law to enforce.

16.8     INTERPRETATION.

         All the terms and provisions of this Agreement will be binding upon and inure to the benefit of the successors and assigns of the parties. However, nothing in this paragraph may be construed as a consent by us to the assignment or transfer of this Agreement or any rights by you.

16.9     WAIVER.

         Failure of Franchisor to insist upon the strict performance of any term, covenant or condition contained in this Agreement will not constitute or be construed as a waiver or relinquishment of Franchisor's rights to enforce thereafter any such term, covenant or condition and it will continue in full force and effect.

16.10    LITIGATION EXPENSE.

         If an action at law or suit in equity is brought to establish, obtain or enforce any right by either of the parties to this Agreement, the prevailing party in the suit or action, in the trial and/or appellate courts, will be entitled to reasonable attorneys fees to be recovered from the other party as well as that party's costs and disbursements incurred in such suit or action.

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

16.11    CROSS DEFAULT.

         A default by Franchisee under this Agreement will be deemed a default of all Franchise Agreements between Franchisee and Franchisor (and/or any of its predecessors.) A default by Franchisee under any other Franchise Agreement between Franchisor (and/or any of its predecessors), and Franchisee will be deemed a default under this Agreement. A default by the Guarantor(s) of this Agreement or any other Franchise Agreement Guaranty of Contract (including Franchisor and/or any of its predecessors), will be deemed a default of this Agreement.

16.12    CROSS TERMINATION.

         If this Agreement is terminated as a result of a default by Franchisee, Franchisor may, at its option, elect to terminate any or all other franchise agreements between Franchisee and Franchisor (and/or any of its predecessors.) If any other franchise agreement between Franchisee and Franchisor (and/or any of its predecessors), is terminated as a result of a default by Franchisee, Franchisor may, at its option, elect to terminate this Agreement. It is agreed that an incurable or uncured default under this Agreement or any other franchise agreement between Franchisee and Franchisor (and/or any of its predecessors), will be grounds for termination of this Agreement and/or any and all franchise agreements between Franchisee and Franchisor (and/or any of its predecessors), without additional notice or opportunity to cure.

16.13    NO THIRD PARTY BENEFICIARIES.

         This Agreement is not intended to benefit any other person or entity except the named parties hereto and no other person or entity shall be entitled to any rights hereunder by virtue of so-called "third party beneficiary rights" or otherwise.

16.14    BINDING EFFECT; MODIFICATION.

         This Agreement is binding upon the parties to this Agreement and their respective executors, administrators, personal representatives, heirs, permitted assigns and successors in interest. No amendment, change, or modification of this Agreement shall be binding on any party unless executed in writing by you and us.

16.15    ENTIRE AGREEMENT; NATURE AND SCOPE; CONSTRUCTION.

THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CHANGED EXCEPT BY A WRITTEN DOCUMENT SIGNED BY BOTH PARTIES. The preambles and exhibit(s) are part of this Agreement, which constitutes the entire understanding and agreement of the parties, and there are no other oral or written understandings or agreements between us and you relating to the subject matter of this Agreement. Any representation (s) not specifically contained in this Agreement made prior to entering into this Agreement do not survive subsequent to the execution of this Agreement. We and you have entered into this Agreement for the sole purpose of authorizing you to use the intellectual property rights licensed by this Agreement in the operation of a single business operation at the designated location during the Term of this Agreement in which those specific items designated by us for sale and use in such locations are offered for sale and use in individual, face-to-face transactions with patrons visiting this fixed location (and equivalent telephone or mail transactions accepted as a convenience to that customer group). All consideration being furnished by us to you during the course of performance of this Agreement has been determined based on the limited rights and other limitations expressed herein. No

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

other rights have been bargained for or paid for. This provision is intended to define the nature and extent of the parties' mutual contractual intent, there being no mutual intent to enter into contract relations, whether by agreement or by implication, other than as set forth above. The parties further acknowledge that these limitations are intended to achieve the highest possible degree of certainty in the definition of the contract being formed, in recognition of the fact that uncertainty creates economic risks for both parties which, if not addressed as provided in this Agreement, would affect the economic terms of this bargain.

Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

16.16    TERMINOLOGY.

         In addition to any other definitions or meanings set forth herein, the following terms shall have the following meanings as used herein and shall be deemed to include all persons who succeed to the interest of the original:

         The term "affiliate" means any person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with any person;

         The term "person" means any natural person, corporation, partnership, trust or other entity or form of organization;

         The term "will" and "shall" shall be synonymous, and shall be mandatory and not discretionary, unless otherwise specifically provided herein;

         The use of the terms "includes" and including" in any provision of this Agreement followed by specific examples used shall not be construed to limit application of the provision to the specific examples use; and

         The term "you" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine and the possessive. If two or more persons are at any time franchisee hereunder, their obligations and liabilities to us shall be joint and several. References to "you" and "assignee" which are applicable to an individual or individuals shall mean the principal owner(s) of the equity or operating control of you or the assignee, if you or the assignee is a corporation or partnership.

16.17    COUNTERPARTS.

         This Agreement may be executed in multiple counterparts, but all such counterparts shall constitute but one and the same Agreement.

16.18    OFFERINGS.

         If you are a corporation, partnership or other entity, and if you intend to offer securities, partnership interests or other ownership interests in yourself through any public or private offering, you shall not use any Proprietary Marks in such public or private offering, except to reflect your franchise relationship with us; nor shall you misrepresent your relationship with us by any statement or omission of an essential statement. You shall indemnify and hold us harmless from any liability in connection with such offering. Nothing in the foregoing shall modify

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

the provisions of ARTICLE 12 of this Agreement, and no such offering shall be made without first complying with any applicable provisions of ARTICLE 12 of this Agreement.

16.19    TIME.

         Time is of the essence of each and every provision of this Agreement.

16.20    GENDER, NAME AND CAPTIONS.

         Words in the singular number include the plural when the sense requires (and vice-versa). The Table of Contents and the captions are inserted only for convenience and are not a part of this Agreement or a limitation of the scope of the particular paragraph to which each refers.

16.21    NATURE OF LIABILITY.

         If Franchisee consists of two (2) or more persons, whatever the form of business entity through which the persons control Franchisee, then all these persons will be jointly and severally liable under the provisions of this Agreement.

ARTICLE 17. ACKNOWLEDGMENTS AND REPRESENTATIONS OF FRANCHISEE

17.1     CERTAIN REPRESENTATIONS AND WARRANTS OF FRANCHISEE.

         Franchisee represents and warrants that the following statements are true and accurate:

         a. Franchisee does not seek to obtain the Franchised Business for speculative or investment purposes and has no present intention to sell or transfer or attempt to sell or transfer the Franchised Business and/or the Franchise.

         b. Franchisee understands and acknowledges the value to the System of uniform and ethical standards of quality, appearance and service described in and required by the Operations Manuals and the necessity of operating the Franchised Business under the standards set forth in the Operations Manuals. Franchisee represents that it has the capabilities, professionally, financially and otherwise, to comply with the standards of Franchisor.

         c. If Franchisee is a corporation, Franchisee is duly incorporated and is qualified to do business in the state and any other applicable jurisdiction within which the Franchised Business is located.

         d. The execution of this Agreement by Franchisee will not constitute or violate any other agreement or commitment to which Franchisee is a party.

         e. Any individual executing this Agreement on behalf of Franchisee is duly authorized to do so and the Agreement shall constitute a valid and binding obligation of the Franchisee and, if applicable, all of its partners, members, or shareholders, if Franchisee is a partnership, limited liability company, or corporation.

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

         f. Franchisee has, or if a partnership, corporation or other entity, its partners or its principals have, carefully read this Agreement and all other related documents to be executed by it concurrently or in conjunction with the execution hereof, that it has obtained, or had the opportunity to obtain, the advice of counsel in connection with the execution and delivery of this Agreement, that it understands the nature of this Agreement, and that it intends to comply herewith and be bound thereby.

         g. Franchisee has read and understands the information and disclosures made in the Uniform Franchise Offering Circular provided to Franchisee as acknowledged in SECTION 17.3(C). Franchisee understands and acknowledges that estimates for initial start up expenses are estimates only. Franchisee understands that there can be and likely will be additional start-up expenses. Franchisee has had the opportunity to and has consulted with their attorney and accountant and business advisors before entering into this Agreement.

         h. Franchisee acknowledges and understands that Franchisor's past experience indicates that owner-operated outlets generally perform better than absentee owners with hired managers. This does not mean that you will operate your Franchised Business better or that a manager is not going to operate your Franchised Business successfully. The food business is a personal business and your success is dependent upon your business skill and judgment. This includes your choice of employees you hire to serve the public. Your skill in hiring the right people to work in your Franchised Business is very important in determining whether people decide to purchase menu items from your Franchised Business or from another store in the same vicinity.

         i. Franchisee understands and acknowledges that ownership of a franchise and franchised business carries certain risks. These risks include the loss of your initial investment, other continued financial losses such as rent payments due under lease obligations and other contractual obligations, the loss of your time and energy in starting up and running your Franchised Business, and loss of earnings and investment income from your investment in the Franchised Business. Franchisee understands and acknowledges that it may make money and may lose money and is entering this business venture with this express understanding. Franchisee is not relying upon anything which is not contained within this Agreement in determining and deciding to become a Franchisee.

         j. Notwithstanding the foregoing, you understand and agree that the System must not remain static if it is to meet (without limitation) presently unforeseen changes in technology, competitive circumstances, demographics, populations, consumer trends, social trends and other market place variables, and if it is to best serve the interests of us, you and all other franchisees. Accordingly, you expressly understand and agree that we may from time to time change the components of the System, including, without limitation, altering the products, programs, services, methods, standards, forms, policies and procedures of that System; abandoning the System altogether in favor of another system in connection with a merger, acquisition or other business combination or for other reasons; adding to, deleting from or modifying those products, programs and services which your Franchised Business is authorized and required to offer, modifying or substituting entirely the building, Premises, equipment, signage, trade dress, decor, color schemes and uniform specifications and all other unit constructions, design, appearance and operation attributes which you are required to observe hereunder; and, changing, improving, modifying or substituting the Proprietary Marks. You expressly agree to comply with any such modifications, changes, additions, deletions, substitutions and alterations. You shall accept, use and effectuate any such changes or modifications to, or substitution of, the System as if they were part of the System at the time that this Agreement was executed. Except as provided herein, we shall not be liable to you for any expenses, losses or damages sustained by you as a result of any of the modifications contemplated hereby.

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

17.2     ADDITIONAL INFORMATION RESPECTING FRANCHISEE.

         a. Attached hereto as EXHIBIT 1 is a schedule prepared by Franchisee which contains complete information respecting the owners, partners, members, officers and directors, as the case may be, of Franchisee.

         b. The address (written notice of any change in this information after the Effective Date must be delivered to Franchisor pursuant to SECTION 15 hereof) where Franchisee's financial and other records are maintained is:

                  601 Deerfield Parkway
                  Buffalo Grove, Illinois 60089

         c. Franchisee has delivered to Franchisor or will deliver concurrent herewith, complete and accurate copies of all organizational documents relating to Franchisee, including without limitation, all partnership agreements, certificates of partnership, operating agreements, articles or certificates of incorporation, by-laws and shareholder agreements, including all amendments, side letters and other items modifying such documents.

         d. The initial term (see also SECTION 1.4 hereof) of this Agreement expires on

17.3     ACKNOWLEDGEMENTS OF FRANCHISEE.

         a. Franchisee acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that the success of this business venture involves substantial business risks and will largely depend upon the ability of Franchisee. Franchisor expressly disclaims making, and Franchisee acknowledges that it has not received or relied on, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the Franchised Business contemplated by this Agreement.

                                                  Franchisee Initials

         b. Franchisee acknowledges that Franchisee has received, read and understands this Agreement and the related Exhibits, Attachments and agreements and that Franchisor has afforded Franchisee sufficient time and opportunity to consult with advisors selected by Franchisee about the potential benefits and risks of entering into this Agreement.

                                                  Franchisee Initials

         c. You acknowledge receipt of this Agreement with all blanks completed and with any amendments and exhibits at least five (5) business days prior to execution of this Agreement. In addition, you acknowledge receipt of our Uniform Franchise Offering Circular at the earliest of (i) the first personal meeting between you and us (or our agent) at which time the sale or possible sale of a franchise to you was discussed, or (ii) ten (10) business days prior to the execution of this Agreement or your payment of any monies to us or our agent.

                                                  Franchisee Initials

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

         d. You acknowledge, as detailed in SECTION 2.3 of this Agreement, that you must, at your own cost and expense, use only our designated and approved third party architect and project management firm, as detailed in the Operations Manuals, for the design and construction oversight of your Franchised Business. Except for the Firm designated and approved by Franchisor, no other architect or project management firm may be used by you for the design and construction oversight of your Franchised Business.

                                                  Franchisee Initials

ARTICLE 18. SUBMISSION OF AGREEMENT

18.1     NO OFFER BY FRANCHISOR.

         The submission of this Agreement to Franchisee does not constitute an offer and this Agreement shall become effective only upon the execution thereof by Franchisor and Franchisee. THIS AGREEMENT SHALL NOT BE BINDING ON FRANCHISOR UNLESS AND UNTIL IT SHALL HAVE BEEN ACCEPTED AND SIGNED BY THE PRESIDENT OR OTHER EXECUTIVE OFFICER OF FRANCHISOR. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE UNTIL AND UNLESS FRANCHISEE SHALL HAVE BEEN FURNISHED BY FRANCHISOR WITH ANY DISCLOSURE, IN WRITTEN FORM, AS MAY BE REQUIRED UNDER OR PURSUANT TO APPLICABLE LAW.


            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the day and year first above written.

FRANCHISEE:  GFY, Inc., a Illinois Corporation
----------------------------------------------


                                                  By:  Ed Schawalb
                                                  Its:  President



FRANCHISOR:                                       KAHALA FRANCHISE CORP., A
                                                  DELAWARE CORPORATION

                                       47